EXHIBIT 10.8

Agreement between Washington
Closure Hanford, LLC and
Eberline Services Hanford, Inc.

WASHINGTON CLOSURE HANFORD, LLC

TECHNICAL SERVICES SUBCONTRACT AGREEMENT FORM

SUBCONTRACTOR:	Eberline Services Hanford, Inc.	SUBCONTRACT NO: 0000X-SC-G0547
ADDRESS:	3200 George Washington Way	EFFECTIVE DATE:	October 1, 2005
	Richland, WA 99354	COMPLETION DATE: September 30, 2007

CONTACT: Charles L. Hellier		WORK LOCATION: Hanford, WA

TELEPHONE: (509) 371-1506		ISSUING OFFICE: WCH, LLC
FAX: (509) 371-1415

This Subcontract, entered into this first day of October 2005, by Washington Closure Hanford, LLC, a corporation organized and existing under the Laws of the State of Delaware (CONTRACTOR) and Eberline Services Hanford, Inc. a Corporation duly organized and existing under the Laws of the State of Delaware (SUBCONTRACTOR);  All work specified below, which is a portion of the work and services to be performed by CONTRACTOR for the United States Department of Energy under Contract Number  DE-AC06-05RL14655, shall be performed by the SUBCONTRACTOR in accordance with all provisions of this Subcontract, consisting of the following:

SUBCONTRACT AGREEMENT, Rev 3		dated	3/07/07
EXHIBIT A	General Conditions, Rev 2	dated	6/27/06
EXHIBIT B	Special Conditions, Rev 2	dated	3/07/07
EXHIBIT C	Schedule of Quantities and Prices, Rev 4	dated	2/8/07
EXHIBIT D	Scope of Work, Rev 1	dated	3/07/07
EXHIBIT E	Reserved (For Technical Specs see Exhibit D)
EXHIBIT F	Reserved (For Drawings and Data see Exhibit D)
EXHIBIT G	Reserved (Safety and Health Requirements –
Using WCH’s plans, procedures, etc.)
EXHIBIT H	Reserved (Site Stabilization Agreement – NA)
EXHIBIT I	Submittal Requirements, Rev 2	dated	7/24/06
EXHIBIT J	Reserved (Environmental and Waste Management
Requirements – Using WCH’s plans, procedures, etc.)

1.                             WORK TO BE PERFORMED: Except as specified elsewhere in this Subcontract, SUBCONTRACTOR shall furnish all professional services including any labor, materials, tools and supplies, equipment, transportation, supervision, and shall perform all operations necessary and required to satisfactorily provide Radiation Protection and Industrial Hygiene Services, all as fully described in Exhibit “D”.

2.                             COMPENSATION: As full consideration for the satisfactory performance by the SUBCONTRACTOR of this Agreement, Contractor shall pay to the SUBCONTRACTOR compensation in accordance with the Exhibit “C” and in accordance with the payment provisions of this Subcontract.

Contractor: Washington Closure Hanford, LLC		Subcontractor: Eberline Services Hanford, Inc.

By:	Dennis H. Houston	By:	Charles L. Hellier
	(print or type)	(print or type)

Signature:		Signature:
Title: Procurement and Property Manager		Title: President/ ESHI

HANFORD RIVER CORRIDOR CLOSURE PROJECT

SUBCONTRACT NO. 0000X-SC-G0547

EXHIBIT “A”

GENERAL CONDITIONS

WASHINGTON CLOSURE HANFORD, LLC

EXHIBIT “A”

TECHNICAL SERVICES SUBCONTRACT

GENERAL CONDITIONS

TABLE OF CONTENTS

GC	Title	Page No.

1	ENTIRE AGREEMENT	3
2	INDEPENDENT CONTRACTOR	3
3	AUTHORIZED REPRESENTATIVES	3
4	NOTICES	3
5	CONTRACT INTERPRETATION	3
6	ORDER OF PRECEDENCE	4
7	STANDARDS AND CODES	4
8	LAWS AND REGULATIONS	4
9	PERMITS	4
10	TAXES	5
11	LABOR, PERSONNEL AND WORK RULES	5
12	SAFETY AND SECURITY	5
13	PUBLICITY AND ADVERTISING	5
14	INSPECTION, QUALITY SURVEILLANCE, REJECTION OF MATERIALS AND WORKMANSHIP	5
15	CHANGES	6
16	RESERVED	6
17	WARRANTY	6
18	INDEMNITY	6
19	PATENT AND COPYRIGHT INDEMNITY	7
20	ASSIGNMENTS AND SUBCONTRACTS	7
21	RESERVED	8
22	TERMINATION	8
23	FINAL INSPECTION AND ACCEPTANCE	8
24	NON-WAIVER	8
25	SURVIVAL	9
26	HOLD HARMLESS	9
27	RESERVED	9
28	ENVIRONMENTAL PROTECTION	9
29	EMERGENCY CLAUSE	10
30	GOVERNMENT FLOWDOWNS	11
31	DISPUTES	15

EXHIBIT “A”

TECHNICAL SERVICES SUBCONTRACT

GENERAL CONDITIONS

GC-1                                 ENTIRE AGREEMENT

This Subcontract embodies the entire agreement between CONTRACTOR and SUBCONTRACTOR and supersedes all other writings.  The parties shall not be bound by or be liable for any statement, representation, promise, inducement or understanding not set forth herein.

GC-2                                 INDEPENDENT CONTRACTOR

SUBCONTRACTOR represents that it is fully experienced, properly qualified, registered, licensed, equipped, organized, and financed to perform the Work under this Subcontract.  SUBCONTRACTOR shall act as an independent contractor and not as the agent of CONTRACTOR or OWNER in performing this Subcontract, maintaining complete control over its employees and all of its lower-tier suppliers and subcontractors.  Nothing contained in this Subcontract or any lower-tier purchase order or subcontract awarded by SUBCONTRACTOR shall create any contractual relationship between any lower-tier supplier or subcontractor and either CONTRACTOR or OWNER.  SUBCONTRACTOR shall perform the Work hereunder in accordance with its own methods subject to compliance with the Subcontract.

GC-3                                 AUTHORIZED REPRESENTATIVES

Before starting Work, SUBCONTRACTOR shall designate in writing an authorized representative acceptable to CONTRACTOR to represent and act for SUBCONTRACTOR and shall specify any and all limitations of such representative’s authority.  Such representative shall be present or be represented at the Site of Work at all times when Work is in progress and shall be empowered to receive communications in accordance with this Subcontract on behalf of SUBCONTRACTOR.  During periods when the Work is suspended, arrangements shall be made for an authorized representative acceptable to CONTRACTOR for any emergency Work that may be required.  All communications given to the authorized representative by CONTRACTOR in accordance with this Subcontract shall be binding upon SUBCONTRACTOR.  CONTRACTOR shall designate in writing one or more representatives to represent and act for CONTRACTOR and to receive communications from SUBCONTRACTOR.  Notification of changes of authorized representatives for either CONTRACTOR or SUBCONTRACTOR shall be provided in advance, in writing, to the other party.

GC-4                                 NOTICES

Any notices provided for hereunder shall be in writing and may be served either personally on the authorized representative of the receiving party at the Site of Work, by facsimile, or by registered mail to the address of that party as shown on the face of the Subcontract Agreement Form or as such address may have been changed by written notice.  Notices sent by facsimile shall also be sent by registered mail within seventy-two (72) hours of facsimile transmission.

GC-5                                 CONTRACT INTERPRETATION

All questions concerning interpretation or clarification of this Subcontract, including the discovery of conflicts, errors and omissions, or the acceptable performance thereof by SUBCONTRACTOR, shall be immediately submitted in writing to CONTRACTOR for resolution.  All determinations, instructions, and clarifications of CONTRACTOR shall be final, and conclusive unless determined by a court of competent jurisdiction to have been fraudulent or capricious, or arbitrary, or so grossly erroneous as necessarily to imply bad faith, or not supported by substantial evidence.  At all times, SUBCONTRACTOR shall proceed with the Work in accordance with the determinations, instructions and clarifications of CONTRACTOR.  SUBCONTRACTOR shall be solely responsible for requesting instructions or interpretations and shall be solely liable for any costs and expenses arising from its failure to do so.

GC-6                                 ORDER OF PRECEDENCE

The Subcontract Agreement Form, all documents listed therein, and subsequently issued Change Notices and amendments are essential parts of this Subcontract and a requirement occurring in one is binding as though occurring in all.  In resolving conflicts, discrepancies, errors or omissions pursuant to the General Condition titled “CONTRACT INTERPRETATION” the following order of precedence shall be used:

1.	Subcontract Change Notices and Amendments, if any
2.	Subcontract Agreement Form
3.	Exhibit “H” – Reserved (Site Stabilization Agreement – NA)
4.	Exhibit “C” - Quantities, Prices and Data
5.	Exhibit “B” - Special Conditions
6.	Exhibit “A” - General Conditions
7.	Exhibit “G” – Reserved (Subcontractor Safety and Health Requirements – Using WCH’s plans, procedures, etc.)
8.	Exhibit “J” – Reserved (Subcontractor Environmental and Waste Management Requirements – Using WCH’s plans, procedures, etc.)
9.	Exhibit “D” - Scope of Work
10.	Exhibit “F” – Reserved
11.	Exhibit “E” – Reserved
12.	Exhibit “I” - Subcontractor Submittal Requirements Summary

GC-7                                 STANDARDS AND CODES

Wherever references are made in this Subcontract to standards or codes in accordance with which the Work under this Subcontract is to be performed, the edition or revision of the standards or codes current on the effective date of this Subcontract shall apply, unless otherwise expressly stated.  In case of any conflict between any referenced standards and codes and any Subcontract Documents, the latter shall govern.

GC-8                                 LAWS AND REGULATIONS

All applicable laws, ordinances, statutes, rules, regulations, orders or decrees in effect at the time the Work under this Subcontract is performed, shall apply to SUBCONTRACTOR and its employees and representatives.

If during the term of this Subcontract there are changed or new laws, ordinances, statutes, rules, regulations, orders or decrees not known or foreseeable at the time of signing this Subcontract which become effective and which affect the cost or time of performance of this Subcontract, SUBCONTRACTOR shall immediately notify CONTRACTOR in writing and submit detailed documentation of such effect in terms of both time and cost of performing the Subcontract.  If the Work is affected by such changed or new laws, ordinances, etc., and CONTRACTOR concurs with the effect of such changes, an equitable adjustment in compensation and time of performance will be made. If SUBCONTRACTOR discovers any discrepancy or inconsistency between this Subcontract and any law, ordinance, statute, rule, regulation, order or decree, SUBCONTRACTOR shall report the same immediately, in writing, to CONTRACTOR who will issue such further instructions as may be necessary.

GC-9                                 PERMITS

Except as otherwise specified, SUBCONTRACTOR shall procure and pay for all permits and inspections,

other than inspections performed by CONTRACTOR and shall furnish any bonds, security or deposits required to permit performance of the Work hereunder.

GC-10                          TAXES

SUBCONTRACTOR shall pay all taxes, levies, duties and assessments of every nature due in connection with the Work under this Subcontract and shall make any and all payroll deductions required by law and hereby indemnifies and holds harmless CONTRACTOR and OWNER from any liability on account of any and all such taxes, levies, duties, assessments and deductions.

GC-11                          LABOR, PERSONNEL AND WORK RULES

SUBCONTRACTOR shall employ only competent and skilled personnel to perform the Work under this Subcontract and shall at CONTRACTOR’S or OWNER’S request remove from the Work any SUBCONTRACTOR personnel unable to obtain a necessary security clearance or determined to be unfit or acting in violation of any provision of this Subcontract.

For Work performed on CONTRACTOR or OWNER premises, SUBCONTRACTOR shall observe CONTRACTOR’S or OWNER’S procedures, regulations and work rules to include, but not limited to, established Jobsite working hours.

SUBCONTRACTOR shall, to the extent permissible under applicable law, comply with the provisions of any CONTRACTOR or OWNER labor agreement(s), e.g. Project Agreement, collective bargaining agreement(s), etc. which apply to the Work under this Subcontract.

GC-12                          SAFETY AND SECURITY

SUBCONTRACTOR shall at all times conduct all operations under this Subcontract in a manner to avoid risks of bodily harm to persons, damage to any property and fire.  SUBCONTRACTOR shall be solely responsible to take all precautions necessary and continuously inspect all Work, materials and equipment to discover, determine and correct any such conditions which may result in any of the aforementioned risks.

SUBCONTRACTOR shall comply with CONTRACTOR’S and OWNER’S Jobsite security requirements and at all times conduct operations under this Subcontract in a manner to avoid the risk of loss, theft, or damage by vandalism, sabotage or any other means to any Work, materials, equipment or other property.

GC-13                          PUBLICITY AND ADVERTISING

SUBCONTRACTOR shall not make any announcement, take any photographs, or release any information concerning this Subcontract, or the Project, or any part thereof to any member of the public, press, business entity, or any official body unless prior written consent is obtained from CONTRACTOR.

GC-14                          INSPECTION, QUALITY SURVEILLANCE, REJECTION OF MATERIALS AND WORKMANSHIP

All materials and equipment furnished and Work performed shall be properly inspected by SUBCONTRACTOR at its expense, and shall at all times be subject to quality surveillance and quality audit by CONTRACTOR, OWNER, or their authorized representatives who shall be afforded full and free access to the shops, factories or other places of business of SUBCONTRACTOR and its lower-tier suppliers and subcontractors for such quality surveillance or audit.  SUBCONTRACTOR shall provide safe and adequate facilities, drawings, documents and samples as requested and shall provide assistance and cooperation including stoppage of Work to perform such examination as may be necessary to determine compliance with the requirements of the Subcontract.  Any Work covered prior to any quality surveillance or test by CONTRACTOR or OWNER shall be uncovered and replaced at the expense of SUBCONTRACTOR.  Failure of CONTRACTOR or OWNER to make such quality surveillance or to discover defective design, materials or workmanship shall not relieve SUBCONTRACTOR of its obligations under this Subcontract nor prejudice the rights of CONTRACTOR or OWNER thereafter to reject or require the correction of defective Work in accordance with the provisions of this Subcontract. If any Work is determined by CONTRACTOR or OWNER to be defective or not in conformance with this Subcontract, SUBCONTRACTOR will be notified in writing and shall, at SUBCONTRACTOR’S expense, immediately remove and replace or correct such defective Work.

GC-15                          CHANGES

CONTRACTOR may at any time, by written Change Notice, direct additions, deletions or changes, including acceleration or deceleration, to all or any part of the Work and SUBCONTRACTOR agrees to perform such Work as changed.  If any Change Notice causes an increase or decrease in SUBCONTRACTOR’S cost of, or the time required for the performance of any part of the Work an equitable adjustment shall be made and the Subcontract modified by written amendment signed by both parties.  Nothing in this clause shall excuse SUBCONTRACTOR from proceeding with the Subcontract as changed, whether or not an equitable adjustment has been made.  All other modifications to this Subcontract shall only be by written amendment signed by both parties.

GC-16                          RESERVED

GC-17                          WARRANTY

SUBCONTRACTOR warrants that it will perform the services under this Subcontract with the degree of high professional skill and sound practices and judgment which is normally exercised by recognized professional firms with respect to services of a similar nature.  In addition to all other rights and remedies which CONTRACTOR or OWNER may have, SUBCONTRACTOR shall, at its expense, re-perform the services to correct any deficiencies which result from SUBCONTRACTOR’S failure to perform in accordance with the above standards.

All materials and equipment, if any, incorporated into the Work under this Subcontract shall be new and of the most suitable grade of their respective kinds for their intended uses unless otherwise specified.  All workmanship shall be in accordance with sound industry practices acceptable to CONTRACTOR.  SUBCONTRACTOR warrants all materials, equipment and workmanship it furnishes under this Subcontract for a period of twelve (12) months after acceptance of the Project as a whole by OWNER.  In the event CONTRACTOR or OWNER discover defects in the materials, equipment or workmanship at any time before the expiration of the specified warranty period, SUBCONTRACTOR shall, upon written notice from CONTRACTOR or OWNER, repair or replace, at its sole expense, any such defects.  All costs incidental to such corrective action including, but not limited to, access, removal, retesting and reinspection shall be borne by SUBCONTRACTOR.  If SUBCONTRACTOR fails to take corrective action within a reasonable time, CONTRACTOR or OWNER may perform the corrective measures by other reasonable means and SUBCONTRACTOR agrees to pay for such corrective measures.  SUBCONTRACTOR further warrants any and all corrective measures for a period of twelve (12) months following their acceptance by OWNER or CONTRACTOR.

GC-18                          INDEMNITY

SUBCONTRACTOR hereby releases and shall indemnify, defend and hold harmless CONTRACTOR, OWNER, and their subsidiaries and affiliates and the officers, agents, employees, successors and assigns and authorized representatives of all the foregoing from and against any and all suits, actions, legal or administrative proceedings, claims, demands, damages, liabilities, interest, attorney’s fees, costs and expenses of whatsoever kind or nature, including those arising out of injury to or death of SUBCONTRACTOR’S employees, whether arising before or after completion of the Work hereunder and in any manner directly or indirectly caused, occasioned, or contributed to in whole or in part, or claimed to be caused, occasioned or contributed to in whole or in part, by reason of any act, omission, fault or negligence whether active or passive of SUBCONTRACTOR, its lower-tier suppliers, subcontractors or of anyone acting under its direction or control or on its behalf in connection with or incidental to the performance of this Subcontract.  SUBCONTRACTOR’S aforesaid release, indemnity and hold harmless obligations, or portions or applications thereof, shall apply even in the event of the fault or negligence, whether active or passive, or strict liability of the parties released, indemnified or held harmless to the fullest extent permitted by law, but in no event shall they apply to liability caused by the willful misconduct or sole negligence of the party released, indemnified or held harmless.

GC-19                          PATENT AND COPYRIGHT INDEMNITY

SUBCONTRACTOR hereby indemnifies and shall defend and hold harmless CONTRACTOR, OWNER and their representatives from and against any and all claims, actions, losses, damages, and expenses, including attorney’s fees, arising from any claim, whether rightful or otherwise, that any concept, product, equipment, material, process, copyrighted material or confidential information, or any part thereof, furnished by SUBCONTRACTOR under this Subcontract constitutes an infringement of any patent or copyrighted material or a theft of trade secrets.  If use of any part of such concept, product, equipment, material, process, copyrighted material or confidential information is limited or prohibited, SUBCONTRACTOR shall, at its sole expense, procure the necessary licenses to use the infringing or a modified but non-infringing concept, product, equipment, material, process, copyrighted material or confidential information or, with CONTRACTOR’S or OWNER’S prior written approval, replace it with substantially equal but non-infringing concepts, products, equipment, materials, processes, copyrighted material or confidential information; provided, however,

(a)                                   That any such substituted or modified concepts, products, equipment, material, processes, copyrighted material or confidential information shall meet all the requirements and be subject to all the provisions of this Subcontract, and

(b)                                  That such replacement or modification shall not modify or relieve SUBCONTRACTOR of its obligations under this Subcontract.

The foregoing obligation shall not apply to any concept, product, equipment, material, process, copyrighted material or confidential information the detailed design of which (excluding rating and/or performance specifications) has been furnished in writing by CONTRACTOR or OWNER to SUBCONTRACTOR.

GC-20                          ASSIGNMENTS AND SUBCONTRACTS

Any assignment of this Subcontract or rights hereunder, in whole or part, without the prior written consent of CONTRACTOR shall be void, except that upon ten (10) calendar days written notice to CONTRACTOR, SUBCONTRACTOR may assign monies due or to become due under this Subcontract, provided that any assignment of monies shall be subject to proper set-offs in favor of CONTRACTOR and any deductions provided for in this Subcontract.

SUBCONTRACTOR shall not subcontract with any third party for the performance of all or any portion of the Work without the advance written approval of CONTRACTOR.  Lower-tier subcontracts and purchase orders must include provisions to secure all rights and remedies of CONTRACTOR and OWNER provided under this Subcontract, and must impose upon the lower-tier subcontractor and supplier all of the general duties and obligations required to fulfill this Subcontract.

Copies of all purchase and subcontract agreements are to be provided to CONTRACTOR upon request.  Pricing may be deleted unless the compensation to be paid thereunder is reimbursable under this Subcontract.

No assignment or subcontract will be approved which would relieve SUBCONTRACTOR or its sureties, if any, of their responsibilities under this Subcontract.

GC-21                          RESERVED

GC-22                          TERMINATION

CONTRACTOR may by written notice to SUBCONTRACTOR terminate this Subcontract in whole or in part at any time, either for CONTRACTOR’S convenience or for the default of SUBCONTRACTOR.  Upon such termination, all data, plans, specifications, reports, estimates, summaries, completed Work and Work in progress, and such other information and materials as may have been accumulated by SUBCONTRACTOR in performing this Subcontract shall, in the manner and to the extent determined by CONTRACTOR, become the property of and be delivered to CONTRACTOR.  If the termination is for the convenience of CONTRACTOR, an equitable adjustment shall be made by agreement between SUBCONTRACTOR and CONTRACTOR in the compensation to be paid SUBCONTRACTOR under this Subcontract but no amount shall be allowed for anticipated profit on unperformed Work.

If the termination is attributable to the default of SUBCONTRACTOR, CONTRACTOR shall have the right to complete such Work by whatever method CONTRACTOR may deem expedient, including employing another contractor under such form of agreement as CONTRACTOR may deem advisable, or CONTRACTOR may perform any part of such Work that has been terminated.  The expense of so completing such Work together with a reasonable charge for administering any agreement for such completion will be charged to SUBCONTRACTOR and such expense will be deducted by CONTRACTOR from such monies as may be due or may at any time thereafter become due to SUBCONTRACTOR. In case such expense exceeds the sum which would have otherwise been payable under this Subcontract, then SUBCONTRACTOR shall be liable for and shall, upon notice from CONTRACTOR, promptly pay to CONTRACTOR the amount of such excess.

GC-23                          FINAL INSPECTION AND ACCEPTANCE

When SUBCONTRACTOR considers the Work, or any independently identifiable portion of the Work, under this Subcontract to be complete and ready for acceptance, SUBCONTRACTOR shall notify CONTRACTOR in writing.  CONTRACTOR, with SUBCONTRACTOR’S cooperation, will conduct such reviews, inspections and tests as may be reasonably required to satisfy CONTRACTOR that the Work, or identified portion of the Work, conforms to all requirements of the Subcontract.  If all or any part of the Work covered by SUBCONTRACTOR’S notice does not conform to Subcontract requirements, CONTRACTOR shall notify SUBCONTRACTOR of such nonconformance and SUBCONTRACTOR shall take corrective action in accordance with the General Condition titled “INSPECTION, QUALITY SURVEILLANCE, REJECTION OF MATERIALS AND WORKMANSHIP” and have the nonconforming Work reinspected until accepted.  CONTRACTOR’S written acceptance shall be final and conclusive except with regard to latent defects, fraud or such gross mistakes as amount to fraud, or with regard to CONTRACTOR’S and OWNER’S rights under the General Condition titled “WARRANTY”.

GC-24                          NON-WAIVER

Failure by CONTRACTOR to insist upon strict performance of any terms or conditions of this Subcontract, or failure or delay to exercise any rights or remedies provided herein or by law, or failure to properly notify SUBCONTRACTOR in the event of breach, or the acceptance of or payment for any goods or services hereunder, or the review or failure to review designs shall not release SUBCONTRACTOR from any of the warranties or obligations of this Subcontract and shall not be deemed a waiver of any right of CONTRACTOR or OWNER to insist upon strict performance hereof or any of its rights or remedies as to any prior or subsequent default hereunder nor shall any termination of Work under this Subcontract by CONTRACTOR operate as a waiver of any of the terms hereof.

GC-25                          SURVIVAL

The rights and obligations of the parties which by their nature survive termination or completion of this Subcontract including, but not limited to, those set forth in the General Conditions titled “WARRANTY” and “INDEMNITY” shall remain in full force and effect.

GC-26                          HOLD HARMLESS

A.                                                 If CONTRACTOR is subjected to any liability as the result of SUBCONTRACTOR’S or its lower tier subcontractor’s failure when required to:

1)                                       submit and certify accurate, complete and current cost or pricing data,

2)                                       furnish certification of data of any description that is accurate, complete and current,

3)                                       comply with the requirements of the FAR and/or DEAR clauses relating to cost accounting standards and practices, or

4)                                       provide such information, substantiation and assurance as reasonably required by CONTRACTOR in the event that CONTRACTOR is required to certify any claim to the OWNER and the Government which includes as a component thereof any SUBCONTRACTOR claim, then the SUBCONTRACTOR agrees to indemnify and hold harmless CONTRACTOR from any expense, liability, responsibility or penalty that may be imposed upon CONTRACTOR by the OWNER or the Government as the result of any false or improper certification by the SUBCONTRACTOR or as the result of CONTRACTOR’S reasonable reliance upon the information, substantiation or assurance provided by the SUBCONTRACTOR in support of its claim and CONTRACTOR’S certification thereof.

B.                                                   As to all matters relating to Cost Accounting Standards, SUBCONTRACTOR shall:

1)                                       communicate and otherwise deal directly with

a)                                        the OWNER when CONTRACTOR so authorizes, and

b)                                      cognizant Government audit agencies to the extent practicable and permissible.

2)                                       provide CONTRACTOR with copies of all communications, excluding sensitive business information, between SUBCONTRACTOR and the OWNER.

C.                                                   SUBCONTRACTOR agrees to indemnify CONTRACTOR if any of its actions, acting alone or in concert with anyone but CONTRACTOR, causes the OWNER to exercise its rights under the clauses of the Prime Contract or this Subcontract entitled “Gratuities” or “Covenant Against Contingent Fees”.

D.                                                  This hold harmless agreement shall be in addition to any other remedies provided under this Subcontract or by law.

GC-27                          RESERVED

GC-28                          ENVIRONMENTAL PROTECTION

A.                                                 The SUBCONTRACTOR shall comply, as applicable, with the following:

•                                           Atomic Energy Act of 1954

•                                           Department of Energy Organizational Act

•                                           Resource Conservation and Recovery Act of 1976

•                                           Comprehensive Environmental Response, Compensation, and Liability Act of 1980

•                                           Safe drinking Water Act

•                                           Toxic Substances Act

•                                           Federal Insecticide, Fungicide and Rodenticide Act

•                                           Marine Protection, Research, and Sanctuaries Act of 1972

•                                           Coastal Zone Management Act of 1972

•                                           Coastal Barrier Resource Act of 1982

•                                           Nuclear Waste Policy Act of 1982

•                                           Low-Level Radioactive Waste Policy Act

•                                           Uranium Mill Tailings Radiation Control Act of 1979

•                                           Title 40 of the Code of Federal Regulations, parts 247 through 253 (solid wastes, guidelines for procurement of certain products that contain recycled/recovered materials

•                                           CFR Title 10, parts involving environmental protection and related requirements for contractors

•                                           DOE directives involving requirements for contractors

•                                           Other Federal and non-Federal environmental protection laws codes, ordinances, regulations, and requirements.  Failure to list a law above, or to identify a requirement having the force and effect of law, shall not be construed as waiving a requirement for the Seller to comply with such law or requirement.

B.                                                   The SUBCONTRACTOR shall assist the CONTRACTOR and OWNER in complying with the following:

•                                           The National Environmental Policy Act of 1969

•                                           The Endangered Species Act of 1973

•                                           The Fish and Wildlife Coordination Act

•                                           The Noise Control Act of 1972

•                                           The National Historic Preservation Act of 1968

•                                           The Wild and Scenic Rivers Act

•                                           Farmland Protection Policy Act of 1981

•                                           Executive Order 11988 of May 24, 1977, Protection of Wetlands

•                                           Executive Order 11990 of May 24, 1977, Protection of Wetlands

•                                           Executive Order 12088 of October 13, 1978, Federal Compliance with Pollution Control Standards

•                                           Executive Order 12580 of January 23, 1987, Superfund Implementation

•                                           Office of Management and Budget Circular No. A-106 of December 31, 1974, Reporting Requirements in Connection with the Prevention, Control, and Abatement of Environmental Pollution of Existing Federal Facilities.

GC-29                          EMERGENCY CLAUSE

The RL Manager or designee shall have sole discretion to determine when an emergency situation exists at the Hanford Site, except for River Protection Project facilities, affecting site personnel, the public health, safety, the environment, or security.  The Manager, Office of River Protection (ORP), or designee has the discretion to determine whether an emergency situation exists under the Waste Treatment and Immobilization Plant contract and other ORP contract areas of work that might affect RL workers.  In the event that either the RL or ORP Manager or designee determines such an emergency exists, the RL Manager or designee will have the authority to direct any and all activities of the Subcontractor and lower tier subcontractors necessary to resolve the emergency situation.  The RL Manager or designee may direct the activities of the Subcontractor and lower subcontractors throughout the duration of the emergency.

The Subcontractor shall include this clause in all subcontracts at any tier for work performed at the Hanford Site.

GC-30                          GOVERNMENT FLOWDOWNS

The Federal Acquisition Regulation (FAR), the Department of Energy (DOE) FAR Supplement (DEAR) clauses, and the DOE Procurement Regulations incorporated herein shall have the same force and effect as if printed in full text.  Upon request, CONTRACTOR will make their full text available.  Wherever necessary to make the context of the FAR and DEAR clauses applicable to this Subcontract, the term “Contractor” shall mean “SUBCONTRACTOR”, the term “Contract” shall mean this Subcontract, and the term “Government”, “Contracting Officer” and equivalent phrases shall mean the CONTRACTOR’S representative, except the terms “Government” and “Contracting Officer” do not change:  (1) in the phrases “Government Property”, “Government-Furnished Property”, and “Government-Owned Property”; (2) in the patent clauses incorporated herein; (3) when a right, act, authorization or obligation can be granted or performed only by the Government’s duly authorized representative; (4) when title to property is to be transferred directly to the Government; (5) when access to proprietary financial information or other proprietary data is required except for authorized audit rights; and (6) where specifically modified herein.

GC-30.1                APPLICABLE TO ALL SUBCONTRACTS

CLAUSE	TITLE	INSTRUCTIONS
52.222-1	NOTICE TO THE GOVERNMENT OF LABOR DISPUTES (FEB 1997)
52.223-3	HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA (JAN 1997- ALT I (JUL 1995)
52.224-1	PRIVACY ACT NOTIFICATION (APR 1984)
52.224-2	PRIVACY ACT (APR 1984)
52.225-11	BUY AMERICAN ACT - CONSTRUCTION MATERIALS UNDER TRADE AGREEMENTS AND NORTH AMERICAN FREE TRADE AGREEMENT (JUN 1997)
52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (DEC 2003)
52.227-23	RIGHTS TO PROPOSAL DATA (TECHNICAL) (JUN 1987)
52.242-13	BANKRUPTCY (JUL 1995)
52.244-6	SUBCONTRACTS FOR COMMERCIAL ITEMS (JUL 2004)
952.203-70	WHISTLEBLOWER PROTECTION FOR CONTRACTOR EMPLOYEES (DEC 2000)
952.204-2	SECURITY (MAY 2002)
952.208-70	PRINTING (APR 1984)
952.217-70	ACQUISITION OF REAL PROPERTY (APR 1984)
970.5223-4	WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (DEC 2000)
970.5232-3	ACCOUNTS, RECORDS, AND INSPECTION (DEC 2000)

GC-30.2            APPLICABLE TO SUBCONTRACTS OVER $2,000 WHERE THE DAVIS-BACON ACT   APPLIES

CLAUSE	TITLE
52.222-6	DAVIS-BACON ACT (FEB 1995)
52.222-7	WITHHOLDING OF FUNDS (FEB 1988)
52.222-8	PAYROLLS AND BASIC RECORDS (FEB 1988)
52.222-9	APPRENTICES AND TRAINEES (FEB 1988)
52.222-10	COMPLIANCE WITH COPELAND REGULATIONS (FEB 1988)
52.222-11	SUBCONTRACTS LABOR STANDARDS (FEB 1988)
52.222-12	CONTRACT TERMINATION-DEBARMENT (FEB 1988)
52.222-13	COMPLIANCE WITH DAVIS-BACON AND RELATED ACT REGULATIONS (FEB 1988)
52.222-14	DISPUTES CONCERNING LABOR STANDARDS (FEB 1988)
52.222-15	CERTIFICATION OF ELIGIBILITY (FEB 1988)
52.222-16	APPROVAL OF WAGE RATES (FEB1988)

GC-30.3            APPLICABLE TO SUBCONTRACTS OVER $2,500

CLAUSE	TITLE
52.222-3	CONVICT LABOR (JUN 2003)

GC-30.4            APPLICABLE TO SUBCONTRACTS OVER $2,500 WHERE THE SERVICE CONTRACT ACT APPLIES

CLAUSE	TITLE
52.222-41	SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989)

GC-30.5   APPLICABLE TO SUBCONTRACTS OVER $10,000

CLAUSE	TITLE
52.222-21	PROHIBITION OF SEGREGATED FACILITIES (FEB 1999)
52.222-26	EQUAL OPPORTUNITY (APR 2002)
52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)

GC-30.6            APPLICABLE TO SUBCONTRACTS OVER $25,000

CLAUSE	TITLE
52.222-35	EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA AND OTHER ELIGIBLE VETERANS (DEC 2001)
52.222-37	EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS, VETERANS OF THE VIETNAM ERA AND OTHER ELIGIBLE VETERANS (DEC 2001)

GC-30.7            APPLICABLE TO SUBCONTRACTS OVER $100,000

CLAUSE	TITLE	INSTRUCTIONS
52.203-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUL 1995)
52.203-7	ANTI-KICKBACK PROCEDURES (JUL 1995)

Add to (c)(2): “Seller shall notify Buyer when such action has been taken.” In the first sentence of (c)(4) ‘the Contracting Officer may’ is replaced by ‘after the Contracting Officer has effected an offset at the prime contract level or has directed Buyer to withhold any sum from the Seller, Buyer shall...’

52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
52.203-12	LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (JUN 2003)
52.215-2	AUDIT AND RECORDS - NEGOTIATIONS (JUN 1999)
52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2001)
52.222-4	CONTRACT WORK HOURS AND SAFETY STANDARDS ACT – OVERTIME COMPENSATION (SEP 2000)
52.223-14	TOXIC CHEMICAL RELEASE REPORTING (AUG 2003)
52.227-1	AUTHORIZATION AND CONSENT (JUL 1995)
52.227-2	NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 1996)

GC-30.8    APPLICABLE TO SUBCONTRACTS OVER $500,000

CLAUSE	TITLE
52.230-2	COST ACCOUNTING STANDARDS (APR 1998) (unless exempted by 48 CFR 9903.201-1 and 9903.201-2
52.230-6	ADMINISTRATION OF COST ACCOUNTING STANDARDS (NOV 1999) (unless exempted by 48 CFR 9903.201-1 and 9903.201-2
952.226-74	DISPLACED EMPLOYEE HIRING PREFERENCE (Jun 1997)
970.5226-2	WORKFORCE RESTRUCTURING UNDER SECTION 3161 OF THE NATIONAL DEFENSE AUTHORIZATION ACT FOR FISCAL YEAR 1993 (DEC 2000)
52.219-9

SMALL BUSINESS SUBCONTRACTING PLAN (JAN 2002) ALTERNATIVE Il (OCT 2001) Threshold for Construction is $1,000,000. (Does not apply to small business or those instances where subcontracting opportunities are not available at the time of award.)

GC-30.9   APPLICABLE TO SUBCONTRACTS OVER $550,000

CLAUSE	TITLE
52.215-10	PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA (OCT 1997)
52.215-11	PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA - MODIFICATIONS (OCT 1997)
52.215-13	SUBCONTRACTOR COST OR PRICING DATA - MODIFICATIONS (OCT 1997)
52.215-15	PENSION ADJUSTMENTS AND ASSET REVERSIONS (JAN 2004)
52.215-18	REVERSION OR ADJUSTMENT OF PLANS FOR POST RETIREMENT BENEFITS (PRB) OTHER THAN PENSIONS (OCT 1997)
52.215-19	NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997)

GC-30.10   APPLICABLE TO SUBCONTRACTS WHERE NUCLEAR HAZARDS MAY EXIST

CLAUSE	TITLE
952.223-75	PRESERVATION OF INDIVIDUAL OCCUPATIONAL RADIATION EXPOSURE RECORDS (APR 1984)
952.250-70	NUCLEAR HAZARDS INDEMNITY AGREEMENT (JUN 1996)

GC-30.11   APPLICABLE TO SUBCONTRACTS WHERE GOVERNMENT PROPERTY IS PROVIDED

CLAUSE	TITLE
52.245-5	GOVERNMENT PROPERTY (COST REIMBURSEMENT, TIME-AND-MATERIAL, OR LABOR-HOUR CONTRACTS) (MAY 2004)
52.245-1	PROPERTY RECORDS (APR 1984) (Only applicable when WCH maintains the official property records.)
52.246-25	LIMITATION OF LIABILITY – SERVICES (FEB 1997)
952.245-5	GOVERNMENT PROPERTY (COST REIMBURSEMENT, TIME-MATERIAL, OR LABOR-HOUR CONTRACTS

GC-30.12   APPLICABLE TO SUBCONTRACTS WHERE TECHNICAL DATA OR COMPUTER SOFTWARE WILL BE PRODUCED, FURNISHED, OR ACQUIRED

CLAUSE	TITLE
52.227-14	RIGHTS IN DATA GENERAL (JUNE 1987) ALTERNATE V (JUNE 1987) AS MODIFIED PURSUANT TO DEAR 927.409 (a)

GC-30.13 APPLICABLE TO COST REIMBURSEMENT SUBCONTRACTS

CLAUSE	TITLE	INSTRUCTIONS
52.216-7	ALLOWABLE COST AND PAYMENT (DEC2002)	(a) (3) 30 days
52.216-8	FIXED FEE (MAR1997)
52.242-1	NOTICE OF INTENT TO DISALLOW COSTS (APR 1984)
52.242-15	STOP-WORK ORDER (AUG 1989) - ALTERNATE I (APR 1984)
52.244-2	SUBCONTRACTS (AUG 1998) – ALTERNATE II (AUG 1998)
952.216-7	ALLOWABLE COST AND PAYMENT (JAN 1997) - ALTERNATE II
952.251-70	CONTRACTOR EMPLOYEE TRAVEL DISCOUNTS (JUN 1995)
970.5204-3	ACCESS TO AND OWNERSHIP OF RECORDS (DEC 2000)	(b)(1) through (b)(5) are Subcontractor owned records.

GC-30.14   APPLICABLE TO TIME AND MATERIAL SUBCONTRACTS

CLAUSE	TITLE
52.232-7	PAYMENTS UNDER TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS (DEC 2002)
52.242-15	STOP-WORK ORDER (AUG 1989) – ALTERNATE I (APR 1984)

GC-30.15   APPLICABLE TO LABOR-HOUR SUBCONTRACTS

CLAUSE	TITLE
52.232-7	PAYMENTS UNDER TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS (DEC 2002) ALTERNATE II (FEB 2002)
52.242-15	STOP-WORK ORDER (AUG 1989) – ALTERNATE I (APR 1984)

GC-31 DISPUTES

SUBCONTRACTOR shall proceed diligently with performance of the Work, pending final resolution of any request for relief, dispute, claim, appeal, or action arising under the Subcontract, and comply with any decision of CONTRACTOR.  SUBCONTRACTOR shall not be entitled to and neither CONTRACTOR nor OWNER shall be liable to SUBCONTRACTOR or its lower-tier suppliers or subcontractors in tort (including negligence), or contract except as specifically provided in this Subcontract.

Any claim for an adjustment to the Subcontract price or time of performance which cannot be resolved by negotiation shall be considered a dispute within the meaning of this clause.

If for any reason SUBCONTRACTOR and CONTRACTOR are unable to resolve a claim for an adjustment, SUBCONTRACTOR or CONTRACTOR shall notify the other party in writing that a dispute exists and request or provide a final determination by CONTRACTOR.  Any such request by SUBCONTRACTOR shall be clearly identified by reference to this clause and shall summarize the facts in dispute and SUBCONTRACTOR’S proposal for resolution.

If CONTRACTOR’S final determination is not accepted by SUBCONTRACTOR the matter shall, within thirty (30) calendar days, be referred to senior executives of the parties who shall have designated authority to settle the dispute.  The parties shall promptly prepare and exchange memoranda stating the issues in dispute and their respective positions, summarizing the negotiations that have taken place and attaching relevant documents.

The senior executives will meet for negotiations at a mutually agreed time and place.  If the matter has not been resolved within thirty (30) calendar days of the commencement of such negotiations, the parties agree to consider resolution of the dispute through some form of Alternative Dispute Resolution (ADR) process that is mutually acceptable to the parties.

Should the parties agree to pursue an ADR process; each party will be responsible for its own expenses incurred to resolve the dispute during the ADR process.

If the parties do not agree to an ADR process or are unable to resolve the dispute through ADR, either party shall then have the right to pursue any legal remedy.

HANFORD RIVER CORRIDOR CLOSURE PROJECT

SUBCONTRACT NO. 0000X-SC-G0547

EXHIBIT “B”

SPECIAL CONDITIONS

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WASHINGTON CLOSURE HANFORD, LLC

EXHIBIT “B”

TECHNICAL SERVICES SUBCONTRACT

SPECIAL CONDITIONS

TABLE OF CONTENTS

SC	Title	Page No.
1	DEFINITIONS	3
2	INSURANCE REQUIREMENTS	3
3	WORKER’S COMPENSATION REPORTING REQUIREMENTS	3
4	COMMENCEMENT, PROSECUTION AND COMPLETION OF THE WORK	3
5	SCHEDULES	4
6	PROGRESS REPORTING	4
7	INVOICING	4
8	NONDISCLOSURE	4
9	RESERVED	5
10	SITE CONDITIONS	5
11	QUALITY CONTROL/ASSURANCE	5
12	AUTHORITY OF PERSONNEL	5
13	RESERVED	5
14	RESERVED	5
15	PROCUREMENT INTEGRITY	5
16	PASSES AND BADGES	6
17	RESERVED	6
18	RESERVED	6
19	MODIFICATIONS TO EXHIBIT “A”	6
20	RESERVED	6
21	SAFETY, HEALTH AND SECURITY PROGRAMS	6
22	CONTINUITY OF SERVICES	6
23	KEY PERSONNEL	7
24	INCREMENTAL FUNDING OF SUBCONTRACT	7
25	LEGAL MANAGEMENT PLAN	9
26	ENVIRONMENTAL AND WASTE MANAGEMENT REQUIREMENTS	9
27	OPTIONS TO EXTEND THE TERM OF THE SUBCONTRACT	9
28	WORKERS’ COMPENSATION	9
29	EXPENDITURE NOTIFICATION	10

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EXHIBIT “B”

TECHNICAL SERVICES SUBCONTRACT

SPECIAL CONDITIONS

SC-1       DEFINITIONS

“CONTRACTOR” means Washington Closure Hanford, LLC and all of its authorized representatives acting in their professional capacities in performance of OWNER’S Contract No. DE-AC06-05RL14655.  To the extent that the CONTRACTOR is not the ultimate user of the services required herein, all rights, benefits and remedies conferred upon CONTRACTOR by this Subcontract shall also accrue and be available to and are for the express benefit of the OWNER for which the Services are required.

“Jobsite” and “Site” means the location(s) at which or for which the Services will be provided.

“OWNER” means the United States Department of Energy (DOE)/United States Government.

“Work” and “Services”  means all technical and professional Services and responsibilities  to be performed by the SUBCONTRACTOR as specified, stated, indicated or implied in this Subcontract, including the furnishing and supervision of all technical personnel and the supply of all equipment, materials and supplies necessary or required to perform this Subcontract.

“SUBCONTRACTOR” means the company, corporation, partnership, individual or other entity to which this Subcontract is issued, its authorized representatives, successors, and permitted assigns.

“Program” means the performance of the requirements of Contract No. DE-AC06-05RL14655.

SC-2       INSURANCE REQUIREMENTS

Notwithstanding any other provisions of this Subcontract, SUBCONTRACTOR shall, at its sole expense, maintain in effect at all times during the performance of the Work insurance coverage with limits not less than those set forth below and with insurers and under forms of policies satisfactory to CONTRACTOR:

(a)   Workers’ Compensation as required by any applicable law or regulation.

If there is an exposure of injury to Contractors’ employees under the U.S. Longshoremen’s and Harbor Workers’ Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims.

(b)   Other Liabilities

CONTRACTOR is maintaining a self insurance program on behalf of SUBCONTRACTOR covering all other liabilities.

SC-3       WORKERS’ COMPENSATION REPORTING REQUIREMENTS

The SUBCONTRACTOR will be required to provide workers’ compensation in accordance with the statutes of the State of Washington (Title 51, Revised Code of Washington) for performance of work under this Subcontract at the Hanford Site, including work subcontracted.  The SUBCONTRACTOR shall be responsible for making all payments and submitting all reports required by Title 51, Section 51.32.073, Revised Code of Washington.(NOTE: Effective 6/14/06 this Special Condition is superseded by SC-28 WORKERS’ COMPENSATION)

SC-4       COMMENCEMENT, PROSECUTION AND COMPLETION OF THE WORK

SUBCONTRACTOR shall furnish sufficient forces, equipment, and facilities and shall work such hours to assure prosecution of the Work to completion within the Subcontract term specified by Exhibit “C”.

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SC-5       SCHEDULES

If requested by CONTRACTOR, SUBCONTRACTOR shall, within ten (10) calendar days from and after SUBCONTRACTOR’S receipt of written notice of award, and before the first payment is made, submit to CONTRACTOR for approval a detailed Subcontract Schedule meeting the dates established in the Special Condition titled “COMMENCEMENT, PROSECUTION AND COMPLETION OF THE WORK” and shall show all activities and sequence of operations needed for the orderly performance and completion of any separable parts of any Work, inclusive of off-Site Work, and all Work in accordance with this subcontract.

The Subcontract Schedule shall be complete in all respects and shall include a personnel forecast by classification.  SUBCONTRACTOR shall promptly inform CONTRACTOR of any proposed change in the schedule and shall furnish CONTRACTOR with a revised schedule within ten (10) calendar days after approval by CONTRACTOR of such change.  The schedule shall be kept up to date, taking into account the actual progress of Work and shall be revised, if necessary, every thirty (30) calendar days.  The revised schedule shall, as determined by CONTRACTOR, be sufficient to meet the requirements for the completion of the separable parts of any and all Work and the entire project as set forth in this Subcontract.

SC-6       PROGRESS REPORTING

If required, on a monthly basis the SUBCONTRACTOR shall provide to CONTRACTOR a concise summary report describing the Work accomplished during the reporting period, Work forecasted to be completed during the next reporting period and a summary of problem areas.  Report shall include a schedule update showing Work completed, items rescheduled, personnel utilization and personnel re-forecasts.  The report shall be submitted by the fifth calendar day after the end of the month being reported.

SC-7       INVOICING

SUBCONTRACTOR shall submit all billings, including the final billing, detailed by Subcontract Line Item number on the “Request for Payment” form in original and two (2) copies to:

WASHINGTON CLOSURE HANFORD, LLC

2620 Fermi Avenue

Richland, WA 99352

Attention:  Accounts Payable

Reference:  Subcontract No. 0000X-SC-G0547

Failure to specify the full Subcontract Number or to submit full supporting documentation may be cause for invoice rejection or delay in payment.

As a condition precedent to final payment, SUBCONTRACTOR shall submit a fully executed Release and Certificate of Final Payment.

SC-8       NONDISCLOSURE

SUBCONTRACTOR agrees not to divulge to third parties, without the written consent of CONTRACTOR, any information obtained from or through CONTRACTOR or OWNER in connection with the performance of this Subcontract unless:

(a)   The information is known to SUBCONTRACTOR prior to obtaining the same from CONTRACTOR or OWNER;

(b)   The information is, at the time of disclosure by SUBCONTRACTOR, then in the public domain; or

(c)   The information is obtained by SUBCONTRACTOR from a third party who did not receive same,

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directly or indirectly from CONTRACTOR or OWNER and who has no obligation of secrecy with respect thereto.

SUBCONTRACTOR further agrees that it will not, without the prior written consent of CONTRACTOR, disclose to any third party any information developed or obtained by SUBCONTRACTOR in the performance of this Subcontract except to the extent that such information falls within one of the categories described in (a), (b), or (c) above.

If so requested by CONTRACTOR, SUBCONTRACTOR further agrees to require its employees to execute a nondisclosure agreement prior to performing any Work under this Subcontract.

SC-9       RESERVED

SC-10     RESERVED

SC-11     QUALITY CONTROL/ASSURANCE

All Work shall be performed in accordance with the CONTRACTOR’S Quality Control/Assurance requirements.  If the Subcontract requires the SUBCONTRACTOR to utilize its own Quality Control/Assurance Program, such programs shall be submitted to CONTRACTOR for prior approval.

SC-12     AUTHORITY OF PERSONNEL

A.    The CONTRACTOR will designate a Subcontract Administrator who will be responsible for administering the Subcontract terms and conditions and who shall act as the CONTRACTOR’S authorized representative.  Additionally, all correspondence shall be issued and received by the designated Subcontract Administrator.  The only individual authorized to direct the SUBCONTRACTOR to deviate from the express, written terms of the Subcontract is the authorized Subcontract Administrator.

B.    The CONTRACTOR will designate a Subcontract Technical Representative (STR) who will be responsible for the technical aspects of the performance of the Subcontract.  The STR may designate other personnel to oversee the performance of the Work, sign field tickets, etc.  However, the designated STR retains ultimate authority over the technical aspects of the Work.  Should the SUBCONTRACTOR and STR disagree over the technical requirements of the Subcontract; such matters will be immediately referred to the CONTRACTOR’S Subcontract Administrator for resolution.  The STR does not possess authority, express or implied, to direct the SUBCONTRACTOR to deviate from the terms and conditions of the Subcontract.

SC-13     RESERVED

SC-14     RESERVED

SC-15     PROCUREMENT INTEGRITY

A.    The SUBCONTRACTOR warrants that it is familiar with and will comply with all the requirements of Section 27 of the Office of Federal Procurement Policy Act of 1988 (41 U.S.C. §423) as implemented in the Federal Acquisition Regulations (referred to in this clause as “the Act”), including, but not limited to: (1) prohibitions on giving or offering future employment, money, or any thing of value to a procurement official, (2) prohibitions on soliciting or obtaining from an agency, prior to award, any proprietary or source selection information regarding the procurement, and (3) limits on participation of former government employees and officials in negotiation and performance of government contracts.  For a violation of the Act, the Government may reduce the fee or profit on the contract, terminate all or a portion of the contract for default, suspend or debar the contractor from future Federal Government work, impose fines or imprisonment, or pursue other legal remedies.

B.    In addition to any other remedies provided by law or herein, the SUBCONTRACTOR agrees to indemnify and hold CONTRACTOR harmless to the full extent of any loss (including any reduction in fee or profit),

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damages, or expenses (including attorneys’ fees) if any of the SUBCONTRACTOR’S actions, acting alone or in concert with any other person or entity, cause the Government to enforce the provisions of the Act or related regulations.

C.    The SUBCONTRACTOR agrees to include the substance of this clause, including this paragraph C, appropriately modified to reflect the identity and relationship of the parties, in all lower tier subcontracts in amounts exceeding $100,000.

SC-16     PASSES AND BADGES

SUBCONTRACTOR’S employees may be required to obtain employee and vehicle passes. Such badges shall be issued at no charge to the SUBCONTRACTOR.  No SUBCONTRACTOR employee or representative will be admitted to the Site unless he is a citizen of the United States, or, if an alien, his employment within the United States is legal and in accordance with activity security requirements.

SC-17     RESERVED

SC-18     RESERVED

SC-19     MODIFICATIONS TO EXHIBIT “A”

The following modifications are applied to Exhibit “A” of this Subcontract and incorporated herewith:

The following paragraph is added to Section GC-10, Taxes:

A.            Washington State B&O Tax

“For the purpose of defining Washington State business and occupation (B&O) tax, CONTRACTOR recognizes that the tax classification established by Revised Code of Washington (RCW) 82.04.263 (currently taxed at rate of 0.471 percent) is applicable to the performance of all Work of this Subcontract.”

Subcontractor will include the above language related to Washington State B&O Tax in all sub-tier subcontracts and purchase orders.

The following clause is added to Section GC-30.13 / Applicable to Cost Reimbursement Subcontracts

DEAR Clause 970.5232-3, Accounts, Records, and Inspection (December 2002); Alternate II

SC-20     RESERVED

SC-21     SAFETY, HEALTH AND SECURITY PROGRAMS

Subcontractor is required to comply with CONTRACTOR’S Safety, Health, Security and Hazard Communication Programs as long as SUBCONTRACTOR’S personnel are located on CONTRACTOR’S premises.

SC-22     CONTINUITY OF SERVICES

The SUBCONTRACTOR recognizes that the services performed under this Subcontract are vital to the OWNER and must be continued without interruption, and that, upon expiration of the Prime Contract between the OWNER and the CONTRACTOR, a successor, either the Government or another Contractor, may continue to require that the services be performed. The CONTRACTOR shall provide a sixty-(60) day written notice to the SUBCONTRACTOR once the successor has been named. The SUBCONTRACTOR shall work with the OWNER and the CONTRACTOR to ensure an efficient transfer to the successor is made.

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CONTRACTOR may assign this Subcontract to the OWNER or to such party as OWNER may designate to perform CONTRACTOR’S obligations hereunder. Upon receipt by SUBCONTRACTOR of written notice that the OWNER or a party so designated by the OWNER has accepted an assignment of this Subcontract, CONTRACTOR shall be relieved of all responsibility hereunder and SUBCONTRACTOR shall thereafter look solely to such assignee for performance of CONTRACTOR’S obligations.

SC-23     KEY PERSONNEL

CONTRACTOR reserves the right to approve all Key Personnel.  SUBCONTRACTOR’S key personnel must be assigned full-time onsite to this Subcontract exclusively.  SUBCONTRACTOR shall not reassign or remove key personnel without prior written authorization of CONTRACTOR.  Whenever, for any reason, one or more of these individuals are unavailable for assignment for Work under this Subcontract, any replacement key personnel shall possess the minimum qualifications and experience required for the position.

When the CONTRACTOR finds that a correlation exists or appears to exist between a documented lack of SUBCONTRACTOR performance and a lack of SUBCONTRACTOR employee qualification performance and/or falsification of experience requirements, the SUBCONTRACTOR agrees to immediately replace that individual with another employee with the minimum qualifications appropriate to the work being performed as specified above at no additional cost to the CONTRACTOR.

The CONTRACTOR may also require that the SUBCONTRACTOR removed from the job, at no additional cost to CONTRACTOR, employees who endanger persons or property, disruptive to the workforce, or whose continued employment under this Subcontract is inconsistent with the requirements of the Subcontract and/or interests of safety or security at the Hanford Site.

Title/Position	Key Personnel
ESHI Operations Manager,	Charles H. Stewart
ESHI Project Manager,	Terry Vaughn
ESHI Resource Coordinator,	Karen L. Whitten

SC-24     INCREMENTAL FUNDING OF SUBCONTRACT

The CONTRACTOR’S obligation to pay the SUBCONTRACTOR in accordance with the article entitled “Invoicing” is subject to the provisions and limitations further set forth by the following notwithstanding any other section or provision of this Subcontract as follows.

A.            Allotment of Funds:  Of the total Subcontract amount, only specific portions of the total amount are estimated to be available, allotted by (FY), for this Subcontract.  The CONTRACTOR shall not be obligated under this Subcontract to the SUBCONTRACTOR on any theory or basis for total payment in excess of total allotments up to that time.  Furthermore, the SUBCONTRACTOR is not to expend any effort on Work for which the CONTRACTOR has not provided the SUBCONTRACTOR written authorization to proceed.

CONTRACTOR shall notify SUBCONTRACTOR of the estimated amount of funding to be available for each subsequent FY.  It is contemplated, but not warranted, that the full amount of estimated funds for each FY’s allotment will be available by October 1st, of each FY.  CONTRACTOR shall notify SUBCONTRACTOR, in writing, of the exact amount of each FY allotment of funds as soon as such becomes known.

B.            SCHEDULE

(1)        The SUBCONTRACTOR agrees to schedule and perform or have performed the subcontract work in such a manner as to ensure that, in the event of termination of this contract for convenience pursuant to Subcontract General Conditions, Clause “Termination,” the total

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amount payable by the CONTRACTOR (including amounts payable in respect of subcontracts and settlement costs) would not exceed the total amount allotted at the time to the Subcontract.  The CONTRACTOR shall not be obligated in any event to pay or reimburse the SUBCONTRACTOR in excess of the amount then allotted to this subcontract, anything to the contrary or any other provision of this Subcontract notwithstanding.

(2)        To insure compliance with the requirements of subparagraph B. (1) above, all schedules required elsewhere in this Subcontract shall relate to and describe the SUBCONTRACTOR’S proposed plan for performance of work and representation of work actually performed to the amount then allotted to this Subcontract.  Furthermore, SUBCONTRACTOR shall schedule and relate planning for future performance of Work to the table of estimated allotments to this Subcontract set forth in subparagraph A. above.

C.            Notices - Actions When Costs Approach Total Amounts Allotted:  Until such time as the CONTRACTOR has allotted funds up to the full Subcontract amount, including any adjustments thereto, the SUBCONTRACTOR shall notify the CONTRACTOR in writing 30 days in advance of the point when, in the event of termination  for convenience the total amount payable by the CONTRACTOR (including amounts payable in respect of subcontracts and settlement costs) will approximate 75% (seventy-five percent) of the total amount then allotted to the Subcontract.  Upon receipt of such notice, the CONTRACTOR may take one of, or a combination of, the following actions:

(1)        Instruct the SUBCONTRACTOR to continue performance of the Subcontract to the extent permitted by the amount of funds then allocated to this Subcontract;

(2)        Increase the amount of funds allotted to the Subcontract and instruct the SUBCONTRACTOR to proceed with work not previously funded;

(3)        Order the SUBCONTRACTOR to suspend all or any part of the work in accordance with Subcontract General Conditions article entitled “Suspension” or “Stop Work Order.”   If the suspension or stop work order has resulted from the failure of the SUBCONTRACTOR to schedule and perform the Subcontract work in accordance with the provisions of subparagraph B above, the SUBCONTRACTOR shall not be entitled to an equitable adjustment in Subcontract amount nor time, nor shall the costs of the suspension or stop work be allowable in any  subsequent termination for the convenience of the CONTRACTOR, irrespective of the provisions of any other section or provision of the Subcontract; or

(4)        Terminate the performance of all or part of the work under this Subcontract in accordance with the termination for convenience section; or

(5)        Direct the SUBCONTRACTOR to take such action, as is agreed by the parties in writing to be appropriate under the circumstances (provided such action does not exceed the total funds then allotted).

D.            SUBCONTRACTOR Excused From Further Performance:  Before the allotment of funds up to the total Subcontract amount (including any adjustments thereto), when the SUBCONTRACTOR’S performance has reached the point at which in the event of exercise of the “Termination” section of this Subcontract, the total amount payable by the CONTRACTOR would equal 100% (one hundred percent) (100%) of the amount then allotted to this Subcontract, the SUBCONTRACTOR shall immediately notify the CONTRACTOR and shall make no further commitments or expenditures (except to meet existing commitments and liabilities).

E.             The CONTRACTOR shall not be obligated to pay the SUBCONTRACTOR an amount in excess of the total amount then allotted to the Subcontract.  If additional funds are not allotted by the date set forth in subparagraph A. above, or such later date as may be agreed to by both parties, the SUBCONTRACTOR shall not be obligated to continue performance under this Subcontract and the CONTRACTOR will, upon written request of the SUBCONTRACTOR, terminate the Subcontract pursuant to the provisions of the termination for convenience section, provided, however, that in no

8

event shall the CONTRACTOR be obligated to pay or reimburse the SUBCONTRACTOR in excess of the amount then allotted to this Subcontract.  If the SUBCONTRACTOR incurs additional costs or is delayed in the performance of the work under this Subcontract solely by reason of the failure of the CONTRACTOR to allot additional funds in accordance with the subparagraph A. above and if additional funds are allotted, equitable adjustments shall be made in the Subcontract amount and performance time.

F.             The CONTRACTOR may at any time prior to termination, and with the consent of the SUBCONTRACTOR after notice of termination, allot additional funds to this Subcontract.

G.            Nothing in this clause shall affect the right of the CONTRACTOR to terminate this Subcontract pursuant to the article of this Subcontract entitled “Termination.”

H.            Change Orders:  Changes issued pursuant to Subcontract General Conditions article entitled, “Changes”, shall not be considered authorization for the SUBCONTRACTOR to exceed the amount allotted to this Subcontract in the absence of a statement in the Change Order, or other written notice to the SUBCONTRACTOR, increasing the amount allotted to this Subcontract.

SC-25     LEGAL MANAGEMENT PLAN

The SUBCONTRACTOR shall comply with the approved CONTRACTOR Legal Management Plan with respect to any Subcontract legal costs likely to reach $100,000 over the life of the matters and for which the SUBCONTRACTOR seeks reimbursement under this Subcontract for the litigation costs.  Whenever necessary to make the context of the Legal Management Plan applicable to this subcontract, substitute WCH for DOE and SUBCONTRACTOR for WCH.

SC-26     ENVIRONMENTAL AND WASTE MANAGEMENT REQUIREMENTS

SUBCONTRACTOR is required to comply with CONTRACTOR’S environmental and waste management policies, programs, plans and procedures.

SC-27     OPTIONS TO EXTEND THE TERM OF THE SUBCONTRACT

(a) The Contractor may extend the term of this contract for five periods of up to 12 months each by providing written notice to the Subcontractor within 30 days before the contract expires. The preliminary notice does not commit the Contractor to an extension.

(b) If the Contractor exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 72 months or six years.

SC-28     Workers’ Compensation

Pursuant to State of Washington Revised Code (RCW) Title 51, the DOE Richland Operations Office (RL) is a group self-insurer for purposes of workers’ compensation coverage.  Effective 6/14/06, the coverage afforded by the workers’ compensation statutes shall, for performance of work under this Contract at the Hanford Site, be subject to the following:

(a)           Under the terms of a Memorandum of Understanding with the Washington State Department of Labor and Industries (L&I), DOE has agreed to perform all functions required by self-insurers in the State of Washington.  The SUBCONTRACTOR is not required to pay for Workers’ Compensation coverage or benefits except as otherwise provided below or as directed by the Contracting Officer.

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(b)           The SUBCONTRACTOR shall submit to DOE (or other party as designated by DOE), for transmittal to the L&I, such payroll records as are required by Workers’ Compensation laws of the State of Washington.

(c)           The SUBCONTRACTOR shall submit to DOE (or other party as designated by DOE), for transmittal to DOE, the accident reports provided for by RCW Title 51, Section 51.28.010, or any other documentation requested by DOE or the L&I pursuant to the Workers’ Compensation laws of the State of Washington.

(d)           The SUBCONTRACTOR shall take such action, and only such action, as DOE requests in connection with any accident reports, including assistance in the investigation and disposition of any claim thereunder and, subject to the direction and control of DOE, the conduct of litigation in the SUBCONTRACTOR’s own name in connection therewith.

(e)           Under RCW Title 51.32.073, DOE is the self-insurer and is responsible for making quarterly payments to the L&I.  In support of this arrangement, the SUBCONTRACTOR is responsible for withholding appropriate employee contributions and forwarding on a timely basis these contributions plus the employer-matching amount to DOE.

(f)            The workers’ compensation program shall operate in partnership with SUBCONTRACTOR employee benefits, risk management, and environmental, safety, and health management programs.  The SUBCONTRACTOR shall cooperate with DOE for the management and administration of the DOE-RL self-insurance program that provides workers’ compensation benefit coverage to SUBCONTRACTOR employees under this Contract.

(g)           The SUBCONTRACTOR must certify to the accuracy of the payroll record used by DOE in establishing the self-insurance claims reserves, and cooperate with any state audit.

(h)           The SUBCONTRACTOR shall submit to the Contracting Officer, a yearly evaluation and analysis of workers’ compensation cost as a percent of payroll compared with the percentage of payroll cost reported by a nationally recognized Cost of Risk Survey that has been pre-approved by DOE (once DOE has provided the SUBCONTRACTOR with the necessary data to perform the analysis required in this paragraph).

(i)            The SUBCONTRACTOR shall provide statutory workers’ compensation coverage for staff members performing work under this Contract outside of the State of Washington and not otherwise covered by the State of Washington workers’ compensation laws.

(j)            Subcontractors performing work under this Contract on behalf of the SUBCONTRACTOR are not covered by the provision of the Agreement referenced in (a) of this clause.  The SUBCONTRACTOR shall flow-down to its subcontractors the requirement to provide statutory workers’ compensation coverage for the subcontractor’s employees.  The SUBCONTRACTOR shall have no responsibility for subcontractor workers’ compensation when it includes this requirement in the subcontract.

SC-29     Expenditure Notification

SUBCONTRACTOR shall furnish to the address listed below the best estimate of the total billable cost (invoiced and invoiceable) from award of the Subcontract through the current fiscal month end.  This information must be submitted in writing (facsimile acceptable) in accordance with the CONTRACTOR’S accounting month-end calendar to be provided from WCH.

Washington Closure Hanford, LLC

2620 Fermi Ave.

Richland, WA 99354

Attention: Project Controls

Fax: (509) 372-9654

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EXHIBIT “C”

FORM A - SCHEDULE OF QUANTITIES AND PRICES

1.0                                 WORK TO BE PERFORMED

Except as specified elsewhere in this Subcontract, SUBCONTRACTOR shall furnish all professional services including all other necessary and incidental related items and shall perform all operations necessary and required to satisfactorily provide Radiation Protection and Industrial Hygiene services, all as fully described in Exhibit “D”.

2.0           TYPE OF SUBCONTRACT

This is a cost-plus-fixed-fee term subcontract.  The initial subcontract term shall begin on October 1, 2005 and end on September 30, 2006.  Unpriced options to extend the term of this subcontract are also included as described in Exhibit B, Special Condition (SC)-27.  The total subcontract amount for the base period was estimated at $15,740,576.29.  This amount consists of an estimated cost of $14,745,270.53 plus a fixed fee of $995,305.76.  The Option for the FY-2007 period of performance has been exercised for a total estimated value to be determined.

3.0           INCREMENTAL FUNDING OF SUBCONTRACT

Pursuant to the Special Provision entitled “Incremental Funding of Subcontract”, the funding schedule shown below specifies the amount presently available for payment and allotted to this subcontract.

Funding Schedule

FY	Funds for Cost	Funds for Fee	Total Funds
2006	$15,545,270.53	$995,305.76	$16,540,576.29
2007	$7,050,000		$7,050,000.00

4.0                                 TRAVEL POLICY

All travel shall be in accordance with CONTRACTOR’S travel policies and procedures.

5.0           PAYMENT

Payment will be made in accordance with the General Condition (GC-30.13) entitled “FAR 52.216-7 Allowable Cost and Payment (DEC 2002).”

EXHIBIT “D”

SCOPE OF WORK

FOR

RADIATION PROTECTION AND INDUSTRIAL HYGIENE SERVICES

2	3/07/07	Revised for Contract Execution
1	6/22/06	Issued for Contract Award
0	9/27/05	Issued for Bid
REV.	DATE	REASON FOR REVISION	ORIGINATOR	CHECKER	GROUP SUPVR	PROJECT ENGR./DES

JOB NO. 14655
		RIVER CORRIDOR	SCOPE OF WORK NO. 0000X-SW-G0547
		CLOSURE CONTRACT	SHEET 1 OF 10

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1.0                               SCOPE

The SUBCONTRACTOR shall perform the following safety and health support tasks related to the integrated closure of the Hanford Site River Corridor:

•                  As a pre-selected subcontractor, the SUBCONTRACTOR is aware of the technical challenges facing the Hanford River Corridor project.  The SUBCONTRACTOR is strongly encouraged to use the full range of its corporate expertise to propose innovative methods to execute the radiological controls function to minimize cost and accelerate schedule during this Subcontract.

•                  Compliance with DOE-STD-1107-97, “KNOWLEDGE, SKILLS, AND ABILITIES FOR KEY RADIATION PROTECTION POSITIONS AT DOE FACILITIES,” is required for this Subcontract.  Appendix A of DOE-STD-1107-97 specifies general qualification criteria for contractor radiological controls personnel at DOE facilities, including Engineers, Supervisors, Instructors, and Senior RCTs.  SUBCONTRACTOR shall assure that personnel provided under this Subcontract for positions cited in Appendix A of DOE-STD-1107-97 meet the relevant qualification criteria of the standard.

•                  Provide competent, skilled and qualified radiological control (RadCon) technicians (RCTs).  Initial, continuing and re-qualification of RCTs under the CONTRACTOR’S training program will be performed by the SUBCONTRACTOR under the CONTRACTOR’S direction and at the CONTRACTOR’S cost.

•                  Provide competent, skilled and qualified industrial hygiene (IH) technicians.  Initial, continuing and re-qualification of IH technicians under the CONTRACTOR’S training program will be performed by the SUBCONTRACTOR under the CONTRACTOR’S direction and at the CONTRACTOR’S cost.

•                  Conduct a Radiological Controls training program under CONTRACTOR direction.  This may include and not necessarily be limited to, developing training plans and procedures, developing session-specific instructor’s guides, development of proficiency testing methods and applications, conducting the training, maintenance of training records and coordination of training services provided by others.

•                  Conduct an Industrial Hygiene training program under CONTRACTOR direction.  This may include, and not necessarily be limited to, developing training plans and procedures developing session-specific instructor’s guides, development of proficiency testing methods and applications, conducting the training, maintenance of training records and coordination of training services provided by others.
•                  Provide competent, skilled and qualified RCT and IHT Supervisors.  Supervisors shall participate in work planning, conduct ISMS activities, supervise technicians and perform other duties as assigned under CONTRACTOR direction.
•                  Assist in the preparation of radiological controls and industrial hygiene plans and procedures under CONTRACTOR direction.
•                  Conduct radiological surveillances, surveys, sampling and monitoring of River Corridor field sites and activities, to establish base conditions for inclusion on the appropriate work plans, to assess changing conditions and to ensure hazard controls are maintained during field work, and to support site closure activities.  This scope shall include the generation of survey documentation and monitoring reports in accordance with applicable plans and procedures, as well as preparation

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and/or coordination of the issuance of applicable support documentation, reports and work permits.
•                  Conduct IH surveillances, surveys, sampling, and monitoring of River Corridor field sites and activities to establish base conditions for inclusion on the appropriate work plans, to assess changing conditions and to ensure hazard controls are maintained during field work, and to support site closure. This scope shall include the generation of survey documentation and monitoring reports in accordance with applicable plans and procedures, as well as preparation and/or coordination of the issuance of applicable support documentation, reports and work permits.

•                  Develop, negotiate, implement, and maintain the HAMTC bargaining unit contract.  Provide support to CONTRACTOR management concerning job assignments, overtime administration, discipline, grievance processing and other related activities for employed technicians.

•                  Perform radiological investigations and analyses using radiological mapping equipment and processes (e.g. LARADS/GPERS) as requested.

SUBCONTRACTOR personnel shall perform work as directed by CONTRACTOR’S management and supervision.  Work shall be performed in accordance with CONTRACTOR policies, procedures and training guidelines. Personnel shall be qualified to perform the work assignments in accordance with these policies, procedures and training guidelines.

2.0                               ADDITIONAL SERVICES

SUBCONTRACTOR may provide the following additional efforts when requested by CONTRACTOR:

•      Radiochemistry and mixed waste laboratory services

•      Field sampling services including data management

•      Field radiological sampling/assay screening facility

•      Waste management coordinators and pollution prevention specialists

•      In-situ gamma spectroscope characterization services

•      Additional training services such as:

Radiation Worker I and II

HAZWOPPER – 8 hour refresher course

Respiratory Protection and First Aid

3.0                               INSTRUMENTATION AND EQUIPMENT

SUBCONTRACTOR may also provide the following instruments, equipment and services when requested by the CONTRACTOR:

•      IH instrumentation

•      Radcon instrumentation

•      Respiratory protection equipment

•      Maintenance, calibration or inspection  services for equipment and instruments

4.0                               CONTRACTOR/GOVERNMENT- FURNISHED PROPERTY/SERVICES

a.               Site services are available for use by the SUBCONTRACTOR through the CONTRACTOR.  Those services that the CONTRACTOR and SUBCONTRACTOR agree to utilize under this Subcontract, or those services that the OWNER directs the use of shall be considered Government furnished.  Government-furnished equipment will be identified.  These Government-furnished property/services

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shall be utilized under the terms of this Subcontract, as directed by CONTRACTOR.

b.              CONTRACTOR shall deliver to the SUBCONTRACTOR, CONTRACTOR-furnished property or services.  If that property or services, suitable for its intended use, is not delivered to the SUBCONTRACTOR, the CONTRACTOR shall be promptly notified of the circumstances.

c.               Title to CONTRACTOR-furnished property shall remain in the Government.  The SUBCONTRACTOR shall use CONTRACTOR -furnished property only in connection with this Subcontract.  The Subcontractor shall assist CONTRACTOR in implementation of the Project Property Management Plan.

d.              Upon receipt of CONTRACTOR-furnished property, SUBCONTRACTOR shall implement reasonable precautions against loss or damage except:

(1)                                  For reasonable wear and tear;

(2)                                  To the extent property is consumed in performing this Subcontract.

e.               Upon completing this Subcontract, the SUBCONTRACTOR shall follow the instructions of CONTRACTOR regarding the disposition of CONTRACTOR-furnished property not consumed in performing this Subcontract or previously delivered to SUBCONTRACTOR.  The SUBCONTRACTOR shall prepare for shipment, deliver f.o.b. origin, or dispose of CONTRACTOR-furnished property, as may be directed or authorized by CONTRACTOR.  The net proceeds of any such disposal shall be credited to the Subcontract or shall be paid to CONTRACTOR as directed by CONTRACTOR.

5.0                               DEPARTMENT OF ENERGY (DOE) DIRECTIVES

The SUBCONTRACTOR shall comply with all applicable DOE Directives contained in Attachment J-2 of CONTRACTOR’S prime contract, DE-AC06-05RL14655.  This includes DOE Notice N.206.2 entitled “Personnel Identity Verification” which will be incorporated into the prime contract as of 10/27/05.

6.0                               ORGANIZATIONAL CONFLICT OF INTEREST

The SUBCONTRACTOR will not be permitted to subcontract or transfer any portion of the work to its subsidiaries affiliates or otherwise related companies through common ownership or control, without CONTRACTOR’S approval.

The SUBCONTRACTOR and its lower-tier subcontractors shall exert best efforts to acquire for the Government on the best terms available but shall be allowed (but shall not be obligated) to furnish items of such materials, supplies, equipment, and facilities of its own manufacture (or of the manufacture of its subsidiary corporations), provided it obtains CONTRACTOR’S concurrence in advance.

The SUBCONTRACTOR, including its subsidiaries, affiliates or otherwise related companies, shall not propose upon DOE contracts or subcontracts for facilities or activities related to River Corridor Project on the Hanford Site where the SUBCONTRACTOR has been involved in development of plans or requirements for such facilities or activities or would be involved in management or oversight of such facilities or activities under this Subcontract, unless otherwise approved by CONTRACTOR.

7.0          INTERNAL AUDIT

The SUBCONTRACTOR agrees to conduct an internal audit and examination satisfactory to the Government of the records, operations, expenses, and the transactions with respect to costs claimed to be allowable under this Subcontract annually and at such other times as may be mutually agreed upon.  The results of such audit including the working papers shall be submitted or made available to CONTRACTOR and the Government.  This clause does not supersede the Government’s right to audit.

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8.0          RESERVED

9.0          SUPPORT FROM SUBCONTRACTOR AFFILIATED SOURCES

Because of the project nature of the SUBCONTRACTOR’S scope of work, it is recognized that the staffing requirements of the SUBCONTRACTOR will vary over the course of each year.  The technical and staff support capabilities of the SUBCONTRACTOR and its affiliates for work at Hanford were proposed and recognized in the competitive selection process.  Therefore, the SUBCONTRACTOR may obtain direct support from affiliates to meet technical and staffing requirements on an as needed basis as approved by CONTRACTOR.  Approval will be obtained through CONTRACTOR’S approval of the SUBCONTRACTOR’S fiscal year work plan, to the maximum practical extent, which will identify the anticipated level of “Offsite Support.”  Further CONTRACTOR’S approval shall be obtained for any material increase from the work plan. The process and procedure for justifying and controlling transfers from affiliates will be approved by the Subcontracts Specialist.

Services from a SUBCONTRACTOR affiliated source will be at cost without additional fee or profit.  Allowable cost will include direct cost and all allocable indirect costs in accordance with applicable Federal Acquisition Regulation Cost Principles (excluding Facilities Capital Cost of Money).  Work performed at Hanford will be billed using a Government approved offsite (project) rate.  In the absence of a Government approved offsite (project) rate, temporary Assignments of personnel from SUBCONTRACTOR-affiliated sources greater than 6 months shall have indirect costs based upon an offsite rate that excludes home office facilities costs and other costs for services and equipment provided at the Hanford site.

10.0        USE OF ANALYTICAL LABORATORIES

CONTRACTOR shall review all work plans or other documents that may be prepared by the SUBCONTRACTOR and which may propose sampling plans that would generate analytical samples to be sent to analytical laboratories.  These plans will subsequently be submitted to DOE for review and generally will be parts of work plans or other documents submitted to the relevant regulatory agencies for regulatory approval under the Hanford Federal Facility Agreement and Consent Order.  It is further understood that CONTRACTOR and the SUBCONTRACTOR shall establish controls which require the prior approval of CONTRACTOR before the SUBCONTRACTOR can perform laboratory testing of any nature.

11.0                        SUBCONTRACTS

a.               All subcontracting activity under this Subcontract will be performed by CONTRACTOR upon receipt of a Purchase Requisition from the SUBCONTRACTOR.

b.              With respect to all subcontracting activity under this contract, the SUBCONTRACTOR will provide all technical support to the CONTRACTOR’S Procurement activity necessary for CONTRACTOR to comply with its approved procedures and with the Prime Contract requirements.

12.0        EMPLOYEES OF THE SUBCONTRACTOR

CONTRACTOR will from time to time, request the SUBCONTRACTOR to provide certain services to CONTRACTOR. Upon receiving such requests, the SUBCONTRACTOR shall provide one or more of its employees having expertise in the areas designated by CONTRACTOR.  The SUBCONTRACTOR shall, at all times and for all purposes, retain sole authority to hire, discipline, discharge, train, appraise and promote such employees.  The SUBCONTRACTOR shall also be solely responsible for all compensation, benefits, taxes and other state or federal obligations arising out of its employment of such individuals.

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13.0                        PAY AND BENEFITS

a.               Employees Covered by the Hanford Site Stabilization Agreement (HSSA).  For those employees performing work subject to the Davis-Bacon Act, the SUBCONTRACTOR shall comply with all requirements of the HSSA for pension and other benefits in the classifications set forth in the HSSA for work performed at the Hanford Site.

b.              Incumbent Contractors for the purposes of this clause shall mean Hanford Site Prime Contractors and their subcontractors participating in the Hanford Site Pension Plan (HSPP), The Hanford Site Savings Plan, and the Hanford Employee Welfare Trust (HEWT), as of June 6, 2005.

c.               Incumbent Employees for purposes of this clause are employees who are employed by the Incumbent Contractors on June 6, 2005 and subsequently employed by the Contractors under the Prime Contract and their subcontractors by August 27, 2005.

d.              Employee Pay and Benefits

(1)          Compensation, Pension, and Benefits.  The SUBCONTRACTOR shall follow the CONTRACTOR’S Human Resources Compensation Plan.

(2)   Pay

(i)    Incumbent employees shall be paid base salary/pay rates that are at least equivalent to the base salary/pay rates being paid to the employees by the incumbent contractors at the time the SUBCONTRACTOR offers them employment, if the positions for which they are hired entail duties and responsibilities substantially equivalent to their positions with the Incumbent Contractors.

(ii)   If the base salary/pay rate that an employee is being paid by an incumbent contractor at the time the SUBCONTRACTOR offers the employee employment falls above the new maximum base salary/pay rate for the employee’s position, the following shall apply:

(A)            The employee shall continue to receive the same salary/pay rate that was paid by the incumbent contractor.

(B)              The employee shall receive no base salary/pay adjustments until such time as the top of the SUBCONTRACTOR’S pay rate range exceeds the employee’s base salary/pay rate.

(C)              After the top of the SUBCONTRACTOR’S rate range exceeds the employee’s base salary/pay rate, the employee shall be eligible for increases consistent with the SUBCONTRACTOR’S salary/pay policies.

(3)   Pension and Benefits

(i)    Pension Benefits for Incumbent Employees

(A)            The SUBCONTRACTOR shall become a sponsor of the HSPP currently sponsored by the Incumbent Contractors.

(B)              The SUBCONTRACTOR shall allow incumbent employees to continue to accrue credit under the HSPP for service under this Subcontract.  Incumbent employees shall retain credit for their prior Hanford service without the Subcontract transition constituting a break in service.  The SUBCONTRACTOR shall timely supply the HSPP Administrator with the information required by the Administrator necessary to effectively administer the Plan.  Contributions to the HSPP as determined by the

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HSPP Administrator shall be allowable costs under this Subcontract.  At Subcontract completion, the SUBCONTRACTOR shall fully fund its withdrawal liability under the HSPP; provided, however, that if this Subcontract expires or terminates, the SUBCONTRACTOR shall continue as a plan sponsor of the HSPP pursuant to paragraph (e) below as directed by the CONTRACTOR.

(C)              The SUBCONTRACTOR shall coordinate with the HSPP Administrator to ensure DOE receives an annual reporting and accounting of the SUBCONTRACTOR’S pension obligations, pursuant to Financial Accounting Standard (FAS) 87, for those employees participating in the HSPP under this Subcontract.  The SUBCONTRACTOR shall coordinate with the HSPP Administrator and supply the Administrator with all the information necessary to maintain the Federal tax qualification of all SUBCONTRACTOR and Hanford Site pension plans.

(ii)   Non-Pension Benefits for Incumbent Employees

(A)            The SUBCONTRACTOR shall become a sponsor of the Hanford Employee Welfare Trust (HEWT) Plan.  Incumbent employees shall be eligible to continue participation in the HEWT Plan and receive medical and other benefits under the HEWT Plan consistent with the terms of that Plan as amended from time to time.  The SUBCONTRACTOR shall credit the length of service credited by the incumbent contractor of incumbent employees toward the service period required for benefits relating to vacation, sick leave, health insurance, severance, layoff, recall, and other benefits.

(B)              The SUBCONTRACTOR shall timely supply the HEWT Administrator with the information required by the Administrator necessary to effectively administer the Plan.  Contributions into the HEWT Plan as determined by the Administrator will qualify as allowable costs under this Subcontract.

(C)              The SUBCONTRACTOR shall coordinate with the HEWT Plan administrator or to ensure DOE receives an annual reporting and accounting of the SUBCONTRACTOR’S benefit obligations for those employees participating in the HEWT Plan under this Subcontract.

(4)   Pension and Benefits for Non-Incumbent Employees

(i)    The SUBCONTRACTOR shall offer a market-based retirement and medical benefit package competitive for the industry for non-incumbent employees.  If the SUBCONTRACTOR meets all applicable legal and tax requirement, the SUBCONTRACTOR may establish a separate line of business pursuant to Internal Revenue Code (IRC) §410 and §414 for the purpose of maintaining the Federal tax qualification of pension plans covering the SUBCONTRACTOR’S employees.

(ii)   The SUBCONTRACTOR shall develop and implement welfare benefit programs that meet the tests of allowability and reasonableness established by Federal Acquisition Regulation 31.205-6.

e.               Post-Subcontract Responsibilities for Pension and Benefit Plans

If this Subcontract expires or terminates without a follow-on subcontract, notwithstanding any other obligations and requirements concerning expiration or termination under any other clause of this

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Subcontract, including but not limited to the General Conditions clause entitled “Termination”, the following actions shall occur:

(1)	The SUBCONTRACTOR shall continue as a plan sponsor of the existing pension plan and any welfare benefit plans covering those vested employees (identified during the transition period).

(2)	(Reserved)

(3)	CONTRACTOR and the SUBCONTRACTOR shall meet to determine the ultimate disposition of all pension, post-retirement welfare, and post-employment plans.

(4)	During the final 6 months of this Subcontract, the Contract Specialist shall provide written direction to the Subcontractor regarding all post-contract pension and welfare benefit plans.

(5)

Pension plan contributions, plan asset management costs, and plan administration costs will continue to be allowable and fully reimbursed under this Subcontract, on a funding basis acceptable to CONTRACTOR, unless other arrangements have been approved by the Contract Specialist.

14.0                        SUPPORT SERVICES

The Subcontractor shall utilize the centralized support services organizations established for the CONTRACTOR’S program including common systems, policies and procedures for administrative functions. Included in this category are:

•      Benefits administration

•      Travel arrangements

•                  Payroll – However, the SUBCONTRACTOR is responsible for ensuring all data input and data output is accurate and complete.

•      Personnel reporting

•      Procurement

•                  Property Management-However, the SUBCONTRACTOR is responsible for complying with the provisions of the above paragraph, entitled “CONTRACTOR/Government - Furnished  Property/Services”

•      Public affairs

•      Project Controls

•      Classification of documents

•      Quality Assurance

•      Safety Administration

•                  Security-However, the SUBCONTRACTOR is responsible for complying with the requirements of the General Conditions Clause entitled, “DEAR 952.204-2 Security (May 2002)”, as well as any other

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provision of this Subcontract with respect to data, information, and material of a classified nature which the SUBCONTRACTOR may come in contact with in the performance of this Subcontract.

•                  Training-However, CONTRACTOR will provide generalized training and the SUBCONTRACTOR will provide specialized training related to the Subcontractor work scope.

SUBCONTRACTOR shall follow CONTRACTOR’S procedures, policies, and protocols in the conduct of these services.  Labor resources provided by SUBCONTRACTOR will report functionally to the appropriate CONTRACTOR functional manager.  SUBCONTRACTOR resources may not be removed from project activities without coordination with CONTRACTOR.

In addition to normal finance functions which would be distributed to a line organization independent of the Subcontract arrangement (e.g., timekeeping, budgeting, reporting, etc.) certain areas of the SUBCONTRACTOR administrative support will be retained within the SUBCONTRACTOR.

15.0                        LABOR RELATIONS

a.               The SUBCONTRACTOR shall respect the right of employees to self-organization and to form, join, or assist labor organizations, to bargain collectively through their chosen labor representatives, to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, or to refrain from any or all of these activities.  The SUBCONTRACTOR shall develop and implement labor relations policies that will promote orderly collective bargaining relationships, equitable resolutions of disputes, efficiency and economy in operations, and the judicious expenditure of public funds.

b.              Consistent with applicable labor laws and regulations, the SUBCONTRACTOR shall recognize and bargain in good faith with the collective bargaining representative of employees performing work that has historically and traditionally been performed by Hanford Atomic Metal Trades Council (HAMTC) members.  The SUBCONTRACTOR shall provide the Contracting Officer with a copy of the collective bargaining agreement within 30 to 60 days after formal ratification.

c.               The SUBCONTRACTOR shall consult with the Contracting Officer prior to and during the course of negotiations with labor unions, and during the term of resultant contracts, on economic issues and other matters that have a potentially significant impact on work rules, make-or-buy decisions, or other matters that may cause a significant deviation from past customs or practices.

d.              The SUBCONTRACTOR shall promptly advise the Contracting Officer of, and provide all appropriate documentation regarding any labor relations developments at the prime or subcontract level that involve or appear likely to involve:

1)              Possible strike situations affecting the facility;

2)              Referral to the Energy Labor-Management Relations Panel;

3)              The National Labor Relations Board at any level;

4)              Recourse to procedures under the Labor-Management Act of 1947 as amended, or any other Federal or state labor law; and

5)              Any grievance that my reasonably be assumed to be arbitrated under a Collective Bargaining Agreement.

e.               “Labor organization,” as used in this clause, shall have the same meaning it has in 42 U.S.C. 2000e(d).

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16.0                        PROJECT INCENTIVE PROGRAM

ESHI employees are eligible to participate in the WCH Project Incentive Program in accordance with the Program provisions as developed and as amended by WCH.

17.0                        SUPPORT OF CONTRACTOR PROCUREMENT GOALS

The SUBCONTRACTOR shall support, to the extent possible, the CONTRACTOR’S goals set forth in its Small Business Subcontracting Plan.

18.0        VIOLATIONS OF LAWS OR REGULATIONS

In the event CONTRACTOR is liable for fines, penalties or judgments arising out of a violation of such laws or regulations which is caused in part of CONTRACTOR and in part by SUBCONTRACTOR, SUBCONTRACTOR shall indemnify CONTRACTOR for such costs based on the proportionate share of SUBCONTRACTOR’S responsibility for the violation.  In the event a third party (or parties) bears responsibility for the violation and the third party’s share of the costs is borne by CONTRACTOR and/or SUBCONTRACTOR, CONTRACTOR and SUBCONTRACTOR shall bear such share in proportion to their respective shares of responsibility for the violation.  A party’s subcontractors, agents and employees shall not be considered third parties for this purpose.

19.0                        PROVISIONAL RATE PROVISION

The cost of this Subcontract is subject to retroactive adjustment based on the findings and recommendations contained in any report issued as a result of any audit performed by (or on behalf of) an agency of the U.S. Government or determination by the Contracting Officer.  Such audit findings shall be used by CONTRACTOR as the basis for negotiations to definitize the Subcontract costs.

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EXHIBIT “I”

SUBCONTRACTOR SUBMITTAL REQUIREMENTS SUMMARY

FOR

RADIATION PROTECTION AND INDUSTRIAL HYGIENE SERVICES

AT

HANFORD RIVER CORRIDOR CLOSURE PROJECT

The following subcontractor submittal requirements (the full text of which is attached hereto) are made part hereof to subcontracts entered into in the furtherance of the performance of Contract No. DE-AC06-05RL14655 between Washington Closure Hanford and the U.S. Department of Energy.

Clause Number	Title	Page Number
1	Submittal Requirements	2
2	Submittal Recipients	2
3	Types of Submittals	3
4	Submittal Status and return by WCH	4
Attachment A:	Subcontractor Submittal Requirements Summary	5

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EXHIBIT “I”

SUBCONTRACTOR SUBMITTAL REQUIREMENTS SUMMARY FOR EBERLINE SERVICES HANFORD

CLAUSE 1 - SUBMITTAL REQUIREMENTS

Subcontractor shall furnish all submittals (such as drawings, data, catalog cuts, and samples) in accordance with the Subcontractor Submittal Requirements Summary (SSRS) and this clause.

All submittals prepared for this Subcontract shall show the following information in or near the title block:

•                  Hanford-WCH

•                  WCH Subcontract Number

Submittal of several items together is acceptable.  Each submittal shall have a copy of the SSRS form attached and the “Submittal Title” of the item being submitted shall be circled or highlighted.

WCH will determine if submittals received are complete and reserves the right to reject and require resubmittal of any submittal(s) that does not meet the requirements.

WCH also reserves the right to request any submittal not included on the SSRS form or any new submittal requirement.

CLAUSE 2 - SUBMITTAL RECIPIENTS

Submittals of all documents as identified on the SSRS shall be made directly to the individuals noted below.

a)     The Submittal Coordinator’s (SC) address is:

Washington Closure Hanford

2620 Fermi Avenue

MSIN:  H4-11

Richland, WA 99354

Attention:  WCH Submittal Coordinator in R&DC

b)    The Subcontract Administrator’s (SA) address is:

William R. Wagner

Washington Closure Hanford, LLC

2620 Fermi Avenue

MSIN:  H4-17

Richland, WA 99354

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CLAUSE 3 - TYPES OF SUBMITTALS

Documents

Each submittal shall be an unfolded, direct reading, first-generated copy the same size as the original.  The minimum size of submittals shall be 216 mm x 279 mm (8 1/2” x 11”) or 210 mm x 297 mm (A4).  Each submittal shall be of a sufficient quality to produce clearly legible/readable third-generation copies using either diazo or electrostatic (Xerox-type) processes and clearly legible/readable microfilm and copies from the microfilm.

Submittals 216 mm by 356 mm (8 1/2” by 14”) or smaller shall be black-on-white copies; bond paper is acceptable.

Submittals larger than 216 mm by 356 mm (8 1/2” by 14”) shall be dark line copies on translucent or transparent material suitable for diazo reproduction and shall be rolled and inserted into mailing tubes.  Clean and clear sepia copies are acceptable.

Drawing Requirements

All drawings and diagrams shall be prepared in accordance with the latest applicable American National Standard Institute Drafting Manual, ANSI-Y14.

Please note that the metric system of units is standard.  Metric units may be accompanied by English units.

Each drawing submitted shall have a separate drawing number.  When a drawing is revised, revision numbers must be clearly legible and easily distinguishable from the drawing number and should be as close as possible to the title block.  A short description of the nature of the revision must be included, and revised areas on the drawing shall be circled and identified with the revision number.

“Typical,” “standard,” or “off-the-shelf” drawings will be acceptable only if they have all nonapplicable sections either removed or noted on each drawing.

Magnetic Storage Media

1.               Data submitted on magnetic storage media shall be accompanied by a hard copy list of the media contents and a letter of transmittal, including the following:

•                  Subcontract number

•                  A description of contents per the Subcontract SSRS Form (e.g., 100-Area, CADD Design Files)

•                  Number and type of items (floppies, etc.)

•                  Note if the submittal is a resubmittal

2.               Diskettes shall be 89 mm (3-1/2”), CD ROM or zip disk, utilizing Windows 95 or higher format.

3.               Record documents submitted on magnetic storage media shall be accompanied by a matching hard copy documenting appropriate signatures.

Samples

Submittal of sample materials, such as bentonite, geomembrane, or geotextile swatches, etc., shall be of the size and type as noted in the technical specifications.

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CLAUSE 4 - SUBMITTAL STATUS AND RETURN BY WCH

A copy of submittal(s) requiring review will be returned by WCH with status (code) marked as follows using Supplier Document Status Stamp (see sample shown):

1.               Work may proceed.

2.               Submit final submittal.  Work may proceed.

3.               Revise and resubmit.  Work may proceed subject to resolution of indicated comments.

4.               Revise and resubmit.  Work may not proceed.

5.               Permission to proceed not required.

Permission to proceed does not constitute acceptance or approval of design details, calculations, analyses, test methods, or materials developed or selected by the subcontractor/supplier, and does not relieve subcontractor/supplier from full compliance with contractual obligations or release any “holds” placed on the contract.

Work shall not proceed until submittals requiring prior review (see SSRS) have been returned by WCH with a Code 1, 2, 3, or 5 notation.  Subcontractor shall incorporate changes as required by comments on submittals and resubmit corrected submittals for review.  Submittals that have been given a Code 1 notation by WCH shall not be changed without notification to WCH.  If changes are required, affected submittals shall be resubmitted to WCH for review.

WASHINGTON CLOSURE HANFORD	JOB NO. 14655
SUBCONTRACTOR/SUPPLIER DOCUMENT STATUS STAMP

1 ☐ Work may proceed.

2 ☐ Submit final document.  Work may proceed.

3 ☐ Revise and resubmit.  Work may proceed subject to resolution of indicated comments.

4 ☐ Revise and resubmit.  Work may not proceed.

5 ☐ Permission to proceed not required.

Permission to proceed does not constitute acceptance or approval of design details, calculations, analyses, test methods, or materials developed or selected by the subcontractor/supplier, and does not relieve subcontractor/supplier from full compliance with contractual obligations or release any “holds” placed on the contract.

DESIGN ENGINEERING
	C/S/A	ELE.	MECH	CHEMICAL/ PROCESS	CONTROL SYSTEMS	GEO-TECH	D&D/S&M	NUCLEAR SAFETY
CHECK REVIEW REQUIREMENT
REVIEWED BY

	ENV. ENGR		SAFETY AND HEALTH
	ENV. COMPL	WASTE MANAG	SAFETY ENGINEER	FIRE PROTECTION	FIELD SUPPORT	CADD	QA	OTHERS
CHECK REVIEW REQUIREMENT
REVIEWED BY

BY	DATE

DOCUMENT ID NUMBER
	-		-
	SC/P.O. No.	SSRS ITEM		SUBMITTAL

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Exhibit “I” (Attachment A)
Subcontractor Submittal Requirements Summary

Submittal Schedule		Submittal Type Required		Distribution Designation
F	Prior to Fabrication	O	Original	SC	Submittal to Coordinator
S	Prior to Shipment	P	Prints/Photocopies	SA	Subcontract Administrator
B	Prior to Balance of Payment	T	Transparencies	SS	Site Superintendent
A	Per S/C Schedule	MF	Microfilm	DE	Design Engineering
M	Prior to Mobilization	PH	Photographs	EE	Env. Engineering
W	Prior to Commencing Work	FD	Floppy Disk	FS	Field Support
U	Prior to Use	SM	Sample	SH	Safety & Health
X	Prior to Purchase	(2)	A number indicates quantity of copies	PR	Procurement
Y	Prior to Progress Payment for Each Specific Task	Q		EC	Environmental Compliance
				DM	Data Management
Z	As Required			QA	Quality Assurance (Managed by QS and/or ARQP)
14	Number Indicates Calendar Days After Award			FP WM	Fire Protection Engineer Waste Management
C				RC	Radiation Control
				AA	Human Resources

Notices

1. To each item submitted, attach a copy of this form and circle the title of the item being submitted.

2. Failure to submit required submittals as delineated on this form may result in withholding of payment in accordance with provisions of the subcontract.

Clause, *
		Specification,	Subcontractor	Submittal Codes		FOR WCH USE ONLY
Item No./		or Scope of Work	Send		(No.)	Send to/for
Submittal Title		Paragraph	Submittal to	Schedule	and Type	Review	Info
1-00	FIELD SUPPORT
1-01	Authorized Representative	Exhibit “A,” GC-03	SA	M	O	PR	SH
1-02	Subcontract Interpretation	Exhibit “A,” GC-05	SA	Z	O	PR	SH
1-03	Effect of New or Changed Laws, Ordinances, etc.	Exhibit “A,” GC-08	SA	Z	O	SH	PR
1-04	Schedules	Exhibit “B,” SC-05	SA	Z	O	SH	PR
1-05	Progress Reporting	Exhibit “B,” SC-06	SA	Z	O	SH	PR
1-06	Notice of Completion	Exhibit “A,” GC-23	SA	Z	O	SH	PR
1.07	Any Deliverables Required by the Scope of Work (i.e. plans, procedures, programs, surveys, reports, etc.)	Exhibit “D” All	SH	Z	O	SH	PR
2-00	SAFETY & HEALTH
2-01	Workplace Substance Abuse Program	Exhibit “A,” GC-30.1	SA	30	P	SH	PR
4-00	PROCUREMENT
Dispute Notification		Exhibit “A,” GC-31	SA	Z	O	PR	SH
4-01	75% of Total Amounts Allocated	Exhibit “B,” SC-24	SA	Z	P	PR	SH
4-02	Invoice for Payment	Exhibit “A,” GC-30.13 Exhibit “B,” SC-7	SA	Z	O	SH(1)	PC(3)
4-03	75% of Subcontract	Exhibit “B,” SC-24	SA	Z	O	SH	PR
4-04	Assignment and Subcontracts	Exhibit “A,” GC-20	SA	Z	O	PR	SH
4-05	Request for Equitable Adjustment (Changes)	Exhibit “A,” GC-15	PR	Z	O	SS	DE
4-06	Request for Equitable Adjustment (Stop Work)	Exhibit “A,” GC-30.13	SA	Z	O	SH	PR
4-07	Payment for Defect under Warranty	Exhibit “A,” GC-17	SA	Z	O	SH	PR
4-08	Request for Equitable Adjustment (Termination For Convenience)	Exhibit “A,” GC-22	SA	Z	O	SH	PR
4-09	Publicity and Advertising Notice	Exhibit “A” GC-13	SA	Z	O	SH	PR
4-10	Notice of Labor Disputes	Exhibit “A” GC-30.1	SA	Z	O	SH	PR
4-11	Request for Determination of Inapplicability of Buy American Act	Exhibit “A” GC-30.1	SA	Z	O	PR	SH
4-12	Bankruptcy Notice	Exhibit “A” GC-30.1	SA	Z	O	PR	SH
4-13	Printing Notice	Exhibit “A” GC-30.1	SA	Z	O	PR	SH
4-14	Acquisition of Real Property	Exhibit “A” GC-30.1	SA	Z	O	PR	SH
4-15	Toxic Chemical Release Inventory Form	Exhibit “A” GC-30.7	SA	A	O	SH	PR
4-16	Notice Regarding Patent or Copyright Infringement	Exhibit “A” GC-30.7	SA	Z	O	PR	SH
4-17	Notice of Ownership Changes	Exhibit “A” GC-30.9	SA	Z	O	PR	SH

Project Number 14655	Project Name RIVER CORRIDOR CLOSURE CONTRACT	SSRS Number 0000X-SC-G0547	Date: 07/24/06	SSRS Rev. 2

*The indicated Exhibits and the paragraphed numbers are only examples. The originator shall verify all Exhibit clause numbers as they may be different for each subcontract.

**Originator shall verify  “A” and “B” clause numbers as they may change for each subcontract.

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Submittal Schedule		Submittal Type Required		Distribution Designation
F	Prior to Fabrication	O	Original	SC	Submittal to Coordinator
S	Prior to Shipment	P	Prints/Photocopies	SA	Subcontract Administrator
B	Prior to Balance of Payment	T	Transparencies	SS	Site Superintendent
A	Per S/C Schedule	MF	Microfilm	DE	Design Engineering
M	Prior to Mobilization	PH	Photographs	EE	Env. Engineering
W	Prior to Commencing Work	FD	Floppy Disk	FS	Field Support
U	Prior to Use	SM	Sample	SH	Safety & Health
X	Prior to Purchase	(2)	A number indicates quantity of copies	PR	Procurement
Y	Prior to Progress Payment for Each Specific Task	Q		EC	Environmental Compliance
				DM	Data Management
Z	As Required			QA	Quality Assurance (Managed by QS and/or ARQP)
14	Number Indicates Calendar Days After Award			FP WM	Fire Protection Engineer Waste Management
C				RC	Radiation Control
				AA	Human Resources

Notices

1. To each item submitted, attach a copy of this form and circle the title of the item being submitted.

2. Failure to submit required submittals as delineated on this form may result in withholding of payment in accordance with provisions of the subcontract.

Clause, *
		Specification,	Subcontractor	Submittal Codes		FOR WCH USE ONLY
Item No./		or Scope of Work	Send		(No.)	Send to/for
Submittal Title		Paragraph	Submittal to	Schedule	and Type	Review	Info
4-18	Government Property- Suitable for Use Notice	Exhibit “D” Para. 4.0 Exhibit “A” GC-30.11	SA	Z	O	SH	PR
4-19	Disclosure Consent	Exhibit “B” SC-8	SA	Z	O	SH	PR
4-20	Technical Requirements Disagreement Notice	Exhibit “B” SC-12	SA	Z	O	SH	PR
4-21	Key Personnel Change	Exhibit “B” SC-23	SA	Z	O	SH	PR
5-00	ENGINEERING
5-01	Transfer of Data, Plans, Specifications, etc. (Termination for Default or Convenience)	Exhibit “A,” GC-22	SA	Z	O	SH	PR
6-00	HUMAN RESOURCES
6-01	Compensation Plan	Exhibit “D” Para 13.d	AA	30	O	AA	—

Project Number 14655	Project Name RIVER CORRIDOR CLOSURE CONTRACT	SSRS Number 0000X-SC-G0547	Date: 07/24/06	SSRS Rev. 2

DE01602.05 (08/27/2005)

*The indicated Exhibits and the paragraphed numbers are only examples. The originator shall verify all Exhibit clause numbers as they may be different for each subcontract.

**Originator shall verify  “A” and “B” clause numbers as they may change for each subcontract

A-2